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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

April 10, 2015

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company" , "we", "us or "our") to be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 28, 2015, at 8:00 a.m. Pacific Time ("PT").

        The attached notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that we will discuss at the Annual Meeting and provide general information about our Company.

        For the Annual Meeting, we are pleased to take advantage of the Securities & Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,

MITCHELL W. PRATT
Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 28, 2015

        The annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company" , "we", "us or "our") will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 28, 2015, at 8:00 a.m. Pacific Time ("PT") for the following purposes:

  1.
  To elect nine directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

  3.
  To hold an advisory, non-binding vote to approve executive compensation; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        The foregoing items of business are more fully described in the proxy statement included with this notice.

        The Company's Board of Directors has fixed the close of business on April 7, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices for a period of 10 days prior to the Annual Meeting.

By order of the Board of Directors,

Dated: April 10, 2015	MITCHELL W. PRATT
Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

2015 PROXY STATEMENT

General Information

        The board of directors ("Board") of Clean Energy Fuels Corp., a Delaware corporation (the "Company" , "we", "us" or "our"), is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2015 annual meeting of stockholders ("Annual Meeting"). The Annual Meeting will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 28, 2015, at 8:00 a.m. Pacific Time ("PT") , or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement ("Proxy Statement") summarizes the information that you need to know to vote in an informed manner.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice") to the Company's stockholders of record and beneficial owners as of the record date for the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or may request to receive a printed set of the proxy materials. The Company's proxy materials are available at the following website: http://www.proxyvote.com, and instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may submit a request to receive the Company's proxy materials in printed form by mail or electronically by e-mail on an ongoing basis until the one-year anniversary of the date of the Annual Meeting, pursuant to the instructions provided in the Notice. We encourage you to take advantage of the availability of the Company's proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Voting Rights and Outstanding Shares

        We will mail the Notice on or about April 17, 2015 to all stockholders of record that are entitled to vote. Only stockholders that owned our common stock at the close of business on April 7, 2015, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 90,378,353 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. The proxy card indicates the number of shares of our common stock that you own. We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy. Abstentions and broker non-votes, discussed below, will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

        Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal. A broker is entitled to vote shares held for a beneficial owner, even without receiving voting instructions from the beneficial owner, on "routine" matters. For the Annual Meeting, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) is a "routine" matter.

On the other hand, a broker is not entitled to vote shares held for a beneficial owner absent voting instructions from the beneficial owner on certain "non-routine" matters. For the Annual Meeting, the election of directors (Proposal 1) and the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules (Proposal 3) are "non-routine" matters. As a result, if you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) and the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules (Proposal 3) because, as "non-routine" matters, your shares will not be voted on these proposals if you do not give your broker, bank or other nominee specific voting instructions.

        Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and entitled to vote with respect to any individual proposal. Thus, broker non-votes are not counted for purposes of determining whether stockholder approval of any individual proposal has been obtained.

        Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the Annual Meeting, meaning that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions and broker non-votes, if any, will have no impact on the election of directors. The proposals to ratify the appointment of KPMG LLP as our independent registered public accounting firm and to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules must each be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the votes for these proposals as they are not considered to be present and entitled to vote on these matters.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on April 7, 2015, the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. PT, and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee), you will need to bring certain items with you to the Annual Meeting, as described below, and check in at the registration desk at the Annual Meeting.

Voting Shares Registered in Your Name

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in one of four ways:

  •
  You may vote in person at the Annual Meeting. We will provide a ballot when you arrive.

  •
  If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and mailing it in the envelope provided.

  •
  You may vote by telephone by calling the toll free number found on the proxy card.

  •
  You may vote by proxy via the Internet at the website http://www.proxyvote.com by following the instructions provided in the Notice.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on Wednesday, May 27, 2015. Submitting your proxy by telephone, via the Internet or by a mailed proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting, in which case your vote in person at the Annual Meeting would revoke any vote by proxy that you had earlier submitted.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee.

        If you wish to vote in person at the Annual Meeting and your stock is held in street name, then you must obtain and bring to the Annual Meeting a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy. Additionally, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your ownership of the Company's common stock as of the record date.

Tabulation of Votes

        The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified above). If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted "for" each nominee for director; "for" the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm; and "for" the approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules. In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote for or against any other stockholder matter presented at the Annual Meeting.

Revocability of Proxies

        Once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another proxy marked with a later date (which automatically revokes the earlier proxy) by mail, telephone or Internet until the applicable deadline for each method;

  •
  You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

  •
  You may vote in person at the Annual Meeting.

Adjourned or Postponed Annual Meeting

        In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting and you will still be able to change or revoke your proxy until it is voted.

Solicitation

        This solicitation is made by our Board and we will bear the entire cost of soliciting proxies, including the costs of preparation, assembly, printing and mailing of the Notice, the proxy card, any printed copies of this Proxy Statement requested by stockholders and any additional information furnished to stockholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners that have requested printed materials. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available via the Internet, via e-mail or in print to those who request copies, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or employees. No additional compensation will be paid to these individuals for these services. In addition, we have not engaged, but may elect to engage and pay the cost of, a proxy solicitation firm to assist us in soliciting proxies.

Results of the Annual Meeting

        Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in such a Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Stockholder Proposals for 2016 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") , and intended to be presented at our 2016 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by us no later than December 9, 2015 if the 2016 annual meeting is held between April 28, 2016 and June 27, 2016 or, if the 2016 annual meeting is not held within those dates, a reasonable time before we begin to print and send our proxy materials for the meeting, and must otherwise comply with Rule 14a-8 in all respects, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2).

Requirements for Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting but Not Included in Our Proxy Materials.

        Our amended and restated bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2016 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 28, 2016 and March 29, 2016 if the 2016 annual meeting is held between April 28, 2016 and June 27, 2016 or, if the 2016 annual meeting is not held within those dates, between the 60th day and 90th day before the date the meeting is held or no later than the 10th day after the date of our public announcement of the meeting date if we publicly announce that date less than 70 days before the date of the meeting. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the 2016 annual meeting, all of the information required by our amended and restated bylaws. We will not entertain any proposals or nominations at the Annual Meeting of at our 2016 annual meeting that do not meet the requirements set forth in our amended and restated bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Separate Copy of Annual Report or Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our annual report for the year ended December 31, 2014 ("Annual Report") to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, this Proxy Statement or the Annual Report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of the Notice, this Proxy Statement or the Annual Report, write to Investor Relations at Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660 or call (949) 437-1000. Stockholders who share an address and receive multiple copies of the Notice, this Proxy Statement or the Annual Report may also request to receive a single copy of any such materials following the instructions above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of common stock beneficially owned on April 7, 2015 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Mr. Boone Pickens (one of our founders and a member of our Board) , whose ownership is included in the second table below.

        We have determined beneficial ownership as shown in the following two tables in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the two tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        Applicable percentage ownership as shown in the two tables below is based on 90,378,353 shares of common stock outstanding on April 7, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days after April 7, 2015 and, (ii) underlying convertible notes held by that person that are currently convertible or convertible within 60 days after April 7, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Green Energy Investment Holdings LLC(1)	5,063,290	5.3%
11111 Santa Monica Boulevard, Suite 2000
Los Angeles, CA 90025
Anchorage Capital Group, L.L.C.(2)	7,500,003	7.7%
610 Broadway, 6th Floor
New York, NY 10012
Entities affiliated with Temasek Holdings (Private) Limited(3)	4,758,333	5.0%
60B Orchard Road, #06 - 18 Tower 2
The Atrium@Orchard
Singapore 238891

(1)
Based on a Schedule 13G filed on February 14, 2014, as of December 31, 2014, Green Energy Investment Holdings LLC ("Green Energy") may be deemed to beneficially own $80,000,000 of principal amount of three 7.5% convertible notes due 2018, 2019 and 2020 (collectively, the "7.5% Convertible Notes"), which may be converted into an aggregate of 5,063,292 shares of common stock. Green Equity Investors VI, L.P. ("GEI VI"), Green Equity Investors Side VI, L.P. ("GEI Side VI"), LGP Associates VI-A LLC ("Sidecar VI-A") and LGP Associates VI-B LLC ("Sidecar VI-B") are the members of Green Energy. Based on their respective ownership percentages of Green Energy, GEI VI may be deemed to be the beneficial owner of 3,080,172 shares of common stock, GEI Side VI may be deemed to be the beneficial owner of 1,835,776 shares of common stock, Sidecar VI-A may be deemed to be the beneficial owner of 19,241 shares of common stock, and Sidecar VI-B may be deemed to be the beneficial owner of 128,101 shares of common stock. GEI Capital VI, LLC ("GEIC") is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC ("Holdings") is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P. ("LGP") is the manager of GEI VI, GEI Side VI, Sidecar VI-A, Sidecar VI-B and Green Energy, and an affiliate of GEIC and Holdings. LGP Management, Inc. ("LGPM") is the general partner of LGP. Each of Messrs. John G. Danhakl, Peter J. Nolan,

  Jonathan D. Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn, James D. Halper, Todd M. Purdy, Michael S. Solomon, and W. Christian McCollum either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control LGP. Each of GEI VI, GEI Side VI, Sidecar VI-A, Sidecar VI-B, GEIC, Holdings, LGP, LGPM and Messrs. Danhakl, Nolan, Sokoloff, Seiffer, Baumer, Flynn, Halper, Purdy, Solomon, and McCollum disclaims beneficial ownership of the securities directly held by Green Energy except to the extent of its of his pecuniary interest therein.

(2)
Based on a Schedule 13G filed on February 17, 2015, as of December 31, 2014, Anchorage Capital Group, L.L.C. ("Anchorage Capital") may be deemed to beneficially own $117,000,000 of principal amount of certain 5.25% senior convertible notes due 2018 (the "2018 Convertible Notes"), which may be converted into an aggregate of 7,500,003 shares of common stock. The securities beneficially owned by Anchorage Capital include: (i) $114,558,000 of principal amount of the 2018 Convertible Notes held for the account of Anchorage Capital Master Offshore, Ltd. ("Anchorage Offshore"), which may be converted into an aggregate of 7,343,465 shares of common stock, and (ii) $2,442,000 of principal amount of the 2018 Convertible Notes held for the account of PCI Fund LLC ("PCI Fund"), which may be converted into an aggregate of 156,538 shares of common stock. Anchorage Capital is the investment advisor of Anchorage Offshore and PCI Fund, Anchorage Advisors Management, L.L.C. ("Anchorage Management") is the sole managing member of Anchorage Capital, and Anthony L. Davis and Kevin M. Ulrich are the President and Chief Executive Officer of Anchorage Capital, respectively, and the managing members of Anchorage Management.

(3)
Based on a Schedule 13G filed on February 11, 2014, as of December 31, 2014, Temasek Holdings (Private) Limited ("Temasek Holdings") may be deemed to beneficially own (i) an aggregate of 425,000 shares of common stock and (ii) $65,000,000 of principal amount of certain 7.5% convertible notes due 2016 (the "2016 Convertible Notes"), which may be converted into an aggregate of 4,333,333 shares of common stock. The securities beneficially owned by Temasek Holdings include: (i) $41,000,000 of principal amount of the 2016 Convertible Notes directly held by Springleaf Investments Pte. Ltd. ("Springleaf"), which may be converted into not more than 2,733,333 shares of common stock, (ii) 425,000 shares of common stock directly held by Baytree Investments (Mauritius) Pte Ltd ("Baytree"), and (iii) $24,000,000 of principal amount of the 2016 Convertible Notes directly held by Baytree, which may be converted into not more than 1,600,000 shares of common stock. Springleaf is indirectly wholly owned by Tembusu Capital Pte. Ltd ("Tembusu"). Baytree is indirectly wholly owned by Temasek Capital (Private) Limited ("Temasek Capital"). Temasek Capital and Tembusu are directly wholly owned by Temasek Holdings. Each of Tembusu and Springleaf expressly disclaims beneficial ownership of the securities directly held by Baytree, and each of Temasek Capital and Baytree expressly disclaims beneficial ownership of the securities directly held by Springleaf.

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 7, 2015 (unless otherwise indicated) held by:

  •
  each of our named executive officers and current directors; and

  •
  all of our executive officers and directors as a group.

        The address of each beneficial owner listed in the following table is c/o Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Boone Pickens(1)	22,958,643	24.1%
Andrew J. Littlefair(2)	1,955,608	2.1%
Robert M. Vreeland(3)	5,000	*
Mitchell W. Pratt(4)	949,310	1.0%
Peter J. Grace(5)	196,481	*
Barclay F. Corbus(6)	663,282	*
John S. Herrington(7)	439,606	*
Warren I. Mitchell(8)	328,215	*
Kenneth M. Socha(9)	220,278	*
James C. Miller III(10)	173,356	*
Vincent C. Taormina(11)	263,515	*
James E. O'Connor(12)	73,000	*
Stephen A. Scully(13)	35,000	*
James N. Harger(14)	1,246,387	1.4%
Richard R. Wheeler(15)	294,209	*
All current executive officers and directors as a group (13 persons)(16)	28,261,294	29.93%

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 705,000 shares of common stock subject to options granted under the 2006 Plan (as defined below) exercisable within 60 days after April 7, 2015, (b) 4,113,923 shares of common stock issuable upon conversion of $65,000,000 of principal amount of the 7.5% Convertible Notes, and (c) 18,139,720 shares of common stock held directly. As of April 7, 2015, 18,139,720 outstanding shares held by Mr. Pickens, representing 20.1% of our issued and outstanding shares of common stock, and the 7.5% Convertible Notes held by Mr. Pickens are pledged as collateral to or held in margin accounts with financial institutions.

(2)
Beneficial ownership consists of (a) 1,409,190 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 546,418 shares of common stock held directly. As of April 7, 2015, 546,418 outstanding shares held by Mr. Littlefair, representing 0.6% of our issued and outstanding common stock, are pledged as collateral to or held in a margin account with a financial institution.

(3)
Beneficial ownership consists of 5,000 shares of common stock held directly.

(4)
Beneficial ownership consists of (a) 809,459 shares of common stock subject to options exercisable within 60 days after April 7, 2015, of which 610,323 shares of common stock are subject to options held by the Pratt Family Trust, over which Mr. Pratt possesses voting and investment control, and (b) 139,851 shares of common stock held by the Pratt Family Trust. As of April 7, 2015, 139,851 outstanding shares held by Mr. Pratt, representing 0.1% of our issued and outstanding common stock, are pledged as collateral to or held in a margin account with a financial institution.

(5)
Beneficial ownership consists of (a) 192,981 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 3,500 shares of common stock held by directly.

(6)
Beneficial ownership consists of (a) 609,903 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 53,379 shares of common stock held directly or by an individual retirement account for the benefit of Mr. Corbus.

(7)
Beneficial ownership consists of (a) 275,615 shares of common stock subject to options exercisable within 60 days after April 7, 2015, of which 142,361 shares of common stock are subject to options held by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control, and (b) 163,991 shares of common stock held by the J&L Herrington 2002 Family Trust.

(8)
Beneficial ownership consists of (a) 268,115 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 60,100 shares of common stock held directly.

(9)
Beneficial ownership consists of (a) 154,638 shares of common stock subject to options exercisable within 60 days after April 7, 2015, (b) 30 shares of common stock (the "UTMA Shares") held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian, and (c) 65,610 shares of common stock held directly. Mr. Socha possesses voting and dispositive power over the UTMA Shares. Mr. Socha disclaims beneficial ownership of the UTMA Shares.

(10)
Beneficial ownership consists of (a) 163,356 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 10,000 shares of common stock, of which 9,900 shares of common stock are held by a trust over which Mr. Miller possesses voting and investment control and 100 shares of common stock are held directly.

(11)
Beneficial ownership consists of (a) 195,615 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 67,900 shares of common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses voting and investment control. Mr. Taormina disclaims beneficial ownership of the shares held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84 except to the extent of his pecuniary interest therein.

(12)
Beneficial ownership consists of (a) 65,000 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 8,000 shares of common stock held by the James E. O'Connor Revocable Trust, over which Mr. O'Connor possesses voting and investment control.

(13)
Beneficial ownership consists of (a) 20,000 shares of common stock subject to options exercisable within 60 days after April 7, 2015, and (b) 15,000 shares of common stock held by the Scully Family Trust, over which Mr. Scully possesses voting and investment control.

(14)
Beneficial ownership consists of (a) 869,459 shares of common stock subject to options exercisable within 60 days after April 7, 2015, of which 740,009 shares of common stock are subject to options held by The Harger Family Trust, over which Mr. Harger possesses voting and investment control, and (b) 376,928 shares of common stock held directly. Mr. Harger retired from his position as our Chief Marketing Officer effective December 31, 2014, but continues to serve as an employee of the Company is a non-executive officer position.

(15)
Beneficial ownership consists of 294,209 shares of common stock held directly as of November 3, 2014, the most recent date as of which stock ownership is available. Mr. Wheeler resigned from his position as our Chief Financial Officer effective November 3, 2014.

(16)
Beneficial ownership consists of (a) 8,982,795 shares of common stock subject to options exercisable within 60 days after April 7, 2015 or issuable upon conversion of outstanding convertible notes, and (b) 19,278,499 shares of common stock held directly by our executive officers and directors or by trusts or a Uniform Transfers to Minors Act account over which an executive officer or director possesses voting and investment control. Does not include shares beneficially owned by Mr. Wheeler, our former Chief Financial Officer, or Mr. Harger, our former Chief Marketing Officer.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board shall be nine. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, Boone Pickens, Stephen A. Scully, Kenneth M. Socha and Vincent C. Taormina for election as members of the Board.

        Each of the nominees is currently a director of our Company and was elected or re-elected by our stockholders at our 2014 annual meeting of stockholders. Upon his reelection at the Annual Meeting, each director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected. During the course of a term, the Board may appoint a new director to fill any vacant spot, including a vacancy caused by an increase to the size of the Board. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of stockholders. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of stockholders, and in 2014, all of our directors attended our annual meeting. There are no family relationships between any director nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

        You are being asked to vote on the nine director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nine nominees. All of our nominees for director are current members of our Board. The names of the director nominees, their ages as of January 31, 2015, and other information about them are shown below.

Name of Director Nominee	Age	Position
Andrew J. Littlefair	54	President, Chief Executive Officer and Director
Warren I. Mitchell	77	Chairman of the Board
John S. Herrington	75	Director
James C. Miller III	72	Director
James E. O'Connor	65	Director
Boone Pickens	86	Director
Stephen A. Scully	55	Director
Kenneth M. Socha	68	Director
Vincent C. Taormina	59	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from 2007 to June 2010. Mr. Littlefair has served on the board of directors of Hilltop Holdings Inc.

(formerly PlainsCapital Corporation), a reporting company under the Exchange Act, since 2009, and also currently serves on the board of directors of Avondale Acquisition Corp., a privately held company. Mr. Littlefair earned a B.A. from the University of Southern California.

        Warren I. Mitchell has served as our Chairman of the Board and a director since May 2005. For over 40 years until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in 1990 and Chairman beginning in 1996. Mr. Mitchell currently serves as Chairman of the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the U.S. Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its chairman from January 2005 to 2008, and has been nominated for another term on that board and currently awaits confirmation by the U.S. Senate. Mr. Miller has served on the board of directors of the Washington Mutual Investors Fund since October 1992 and served on the board of directors of the J.P. Morgan Value Opportunities Fund from December 2001 to January 2014. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is currently a member of the board of directors of the Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange. Mr. O'Connor earned a B.A. from DePaul University.

        Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp. in 1996. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P., a private investment firm focused on investments in the energy sector, since he founded the company in 1996, and is also active in management of the BP Capital Equity Fund and BP Capital Commodity Fund, which are privately-held investment funds. From October 2005 to March 2015, Mr. Pickens served on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as the Chief Executive Officer and a director of the company and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Stephen A. Scully has served as a director of our Company since January 2014. Mr. Scully was founder and President of the Scully Companies, a California-based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011.

The Scully Companies was the largest independent asset based logistics provider in the western United States. Since selling the Scully Companies, Mr. Scully has been a private investor. Additionally, he was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2008 and is a former member of the California Trucking Association.

        Kenneth M. Socha has served as a director of our Company since January 2003. Since 1995, Mr. Socha has served as a Senior Managing Director of Perseus, L.L.C., a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Required Vote and Board Recommendation

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning that the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

 PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement should they choose to do so.

        Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the selection of KPMG LLP as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of KPMG LLP, the audit committee of our Board will consider whether to retain the firm. Even if our stockholders ratify the appointment, the audit committee may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for the audit of our annual consolidated financial statements as of and for the fiscal years ended December 31, 2013 and December 31, 2014, and fees billed for other services rendered by KPMG LLP during those periods.

	2013($)	2014($)
Audit Fees(1)	1,249,500	1,292,400
Audit Related Fees(2)	—	—
Tax Fees(3)	338,000	259,000
All Other Fees(4)	—	—

Total	1,587,500	1,551,400

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (i.e., Form S-8 and Form S-3 registration statements, including related comfort letters) and other professional services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as Audit Fees. KPMG LLP rendered no such services for us during fiscal years 2013 and 2014.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All Other Fees consist of fees for products and services other than the services described above. During fiscal years 2013 and 2014, there were no such services rendered to us by KPMG LLP.

Pre-Approval Policies and Procedures

        As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the audit committee of the Board, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence. All services provided by KPMG LLP during fiscal years 2013 and 2014 were pre-approved by the audit committee. The audit committee has considered the role of KPMG LLP in providing services to us for the fiscal year ended December 31, 2015, and has concluded that such services are compatible with its independence as our auditor.

Required Vote and Board Recommendation

        Ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL NO. 3
ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and motivate talented and dedicated named executive officers, to reward individual performance and achievement of key corporate objectives without promoting excessive or unnecessary risk-taking, to align the interests of our named executive officers with the interests of our stockholders, and to provide compensation that is fair in relation to a named executive officer's experience, responsibilities, performance and tenure with our Company, as well as in relation to the compensation provided to other executives. Under these programs, our named executive officers' compensation is based on the performance of the individual and of the Company, the role the individual plays in executing our strategic plans, the seniority of the individual, the functional role of the position, the level of responsibility associated with the position, the individual's long-term commitment to the Company, the available pool of individuals with similar skills and the Company's business judgment. Please read the "Compensation Discussion and Analysis" beginning on page 27 for additional details about our executive compensation programs.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. We believe that the compensation of our named executive officers is appropriate and serves to both incentivize and retain our highly skilled executive leadership team. Attracting, retaining and motivating key executives is crucial to our success. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers' compensation. This vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC's compensation disclosure rules. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein."

        The say-on-pay proposal is being provided as required by Section 14A of the Exchange Act and is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Required Vote and Board Recommendation

        The proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules, requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy an entitled to vote on this proposal at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Scully, Socha and Taormina meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2).

Board Structure

        The Board has determined that our current structure of separating the roles of the Chairman of the Board and the Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Mitchell has served as Chairman of the Board since May 2005 and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Mitchell focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on carrying out the day to day direction and long term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Current copies of the charters of the audit committee, the compensation committee and the nominating and corporate governance committee, which have been adopted by the Board, are posted on our website at http://investors.cleanenergyfuels.com/ corporate-governance.cfm.

Audit Committee

        Our audit committee consists of four directors, John S. Herrington, James C. Miller III, Stephen A. Scully and Vincent C. Taormina, all of whom our Board has determined to be independent under Rule 10A-3(b)(1) under the Exchange Act and NASDAQ Marketplace Rules 5605(a)(2) and 5605(c)(2). The chair of the audit committee is Mr. Miller. Our Board has determined that Mr. Miller qualifies as an "audit committee financial expert" under the rules of NASDAQ and the SEC, and that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The audit committee held seven meetings during our 2014 fiscal year. The functions of the audit committee include:

  •
  appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

  •
  assessing the independence of our independent registered public accounting firm;

  •
  discussing each audit with management and our independent registered public accounting firm;

  •
  establishing procedures for employees to anonymously submit concerns regarding accounting or auditing matters;

  •
  reviewing with our independent registered public accounting firm and with management the adequacy and effectiveness of, and any changes in, our systems and controls for monitoring and managing legal and regulatory compliance, including our disclosure controls and procedures and internal control over financial reporting;

  •
  monitoring our policies with respect to financial risk assessment and risk management; and

  •
  reviewing all related-party transactions (as such term is defined in applicable SEC rules).

        We believe that the composition of our audit committee meets the criteria for independence and financial expertise under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes Oxley Act of 2002 and NASDAQ and SEC rules.

Compensation Committee

        Our compensation committee consists of four directors, John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, all of whom our Board has determined to be independent under Rule 10C-1(b)(1) under the Exchange Act and NASDAQ Marketplace Rule 5605(a)(2), in light of the factors set forth in NASDAQ Marketplace Rule 5605(d)(2). The chair of the compensation committee is Mr. Mitchell. The compensation committee held five meetings during our 2014 fiscal year. The functions of the compensation committee include:

  •
  reviewing and approving all of our compensation plans, policies and programs as they affect our executive officers;

  •
  administering our stock and equity incentive plans;

  •
  retaining and assessing the independence of any compensation consultants or advisors;

  •
  reviewing and approving policies, practices, and procedures relating to the compensation of our directors;

  •
  monitoring our compliance under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits; and

  •
  overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

        We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, NASDAQ and SEC rules.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of four directors, John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, all of whom our Board has determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The chair of the nominating and corporate governance committee is Mr. Herrington. The nominating and corporate governance committee held three meetings during our 2014 fiscal year. The functions of the nominating and corporate governance committee include:

  •
  developing and recommending to the Board criteria for evaluating potential director candidates;

  •
  leading searches for, screening, evaluating and recommending to the Board qualified director candidates;

  •
  establishing and overseeing a policy for considering stockholder nominees for directors, and evaluating any such nominees;

  •
  monitoring and reviewing any issues regarding director independence or potential conflicts of interest;

  •
  evaluating our Board and management in terms of corporate governance;

  •
  developing and recommending to the Board corporate governance guidelines and a code of ethics and recommending changes as appropriate; and

  •
  recommending to the Board compliance policies and guidelines to endure compliance with applicable securities laws and regulations and securities listing requirements.

        We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, NASDAQ and SEC rules.

Derivative Committee

        Our derivative committee consists of three directors, Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The chair of the derivative committee is Mr. Littlefair. The derivative committee did not meet during our 2014 fiscal year. The functions of the derivative committee include:

  •
  formulating our derivative strategy and directing our derivative activities;

  •
  engaging and meeting with advisors regarding our derivative strategy and activities; and

  •
  making recommendations to the Board regarding our derivative strategy and activities.

Stock Option Committee

        Our stock option committee consists of two directors, Andrew J. Littlefair and Warren I. Mitchell. Subject to certain restrictions, this committee is authorized to grant stock options under our Amended and Restated 2006 Equity Incentive Plan ("2006 Plan") to new employees of the Company. The stock option committee did not meet during our 2014 fiscal year.

Meetings of the Board

        During our 2014 fiscal year, our Board held nine meetings and each director attended at least 80% of the total number of meetings of the Board and all applicable committees held during the period in 2014 when he served. Our directors typically hold at least two executive sessions without management present each year, and held four such executive sessions during our 2014 fiscal year.

The Board's Role in Risk Oversight

        The Board, as well as each of the Board committees, regularly discusses risks confronting our business in the context of the review and approval of corporate and financial risk management policies, corporate strategy, acquisitions, compensation, capital expenditures, derivative transactions, corporate governance policies and financing matters. When granting authority to management and approving business and marketing strategies, the Board considers, among other things, the risks and vulnerabilities we face. Additionally, the Board holds annual strategic planning sessions with senior management in which our directors review and analyze, among other items, political and legislative risk, environmental and regulatory risk, commodity based exposures, the competitive landscape and the risks associated with depending on third parties to assist in developing our industry, for example in the manufacture of engines for heavy-duty trucks and other vehicles that operate on natural gas. Our Board also regularly reviews our cash management practices and budget variance. Members of management prepare regular reports for the Board that address the risks confronting our business, which are reviewed at Board meetings.

        As part of its oversight function, the Board monitors how management operates the Company, in part, through its committee structure as follows:

  •
  The audit committee considers risk issues associated with our overall financial reporting and disclosure processes and accounting policies, and periodically meets with and receives reports from management to discuss these risks.

  •
  The compensation committee is responsible for oversight of risk associated with our compensation practices and policies.

  •
  The nominating and corporate governance committee is responsible for oversight of Board processes and corporate governance-related risks.

  •
  The derivative committee oversees the Company's derivative activities in an effort to minimize financial risk associated with fixed price sales contracts and commodity hedging activity.

Code of Ethics

        We have adopted a written code of ethics applicable to our directors, officers and employees in accordance with the rules of NASDAQ and the SEC, which sets forth standards for how we work together within the Company, how we protect the value of the Company, and how we work with customers, suppliers, and others. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct amongst customers, suppliers, colleagues and others;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance;

  •
  protection of the Company's assets and reputation;

  •
  actions in the best interest of the Company;

  •
  the avoidance and ethical handling of any actual or apparent conflicts of interest; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The nominating and corporate governance committee of our Board reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate. Our code of ethics is posted on our website at http://investors.cleanenergyfuels.com/ corporate-governance.cfm.

Corporate Governance Guidelines

        We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company's strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically, and may propose or adopt additions or amendments that it determines are required or appropriate. Our corporate governance guidelines are posted on our website at http://investors.cleanenergyfuels.com/corporate-governance.cfm.

Equity Ownership by the Board

        Pursuant to stock ownership guidelines recommended by our nominating and corporate governance committee and as approved by the Board, the Chairman of the Board is required to own 10,000 shares of our common stock and each other independent director is expected to own at least 5,000 shares of our common stock during their term of service as a director. Current and future directors must attain such level of ownership by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial election or appointment to the Board. Stock options and other rights to acquire Company common stock are not counted toward satisfaction of the stock ownership requirements. All of our directors have satisfied these stock ownership guidelines as of the date of this Proxy Statement.

        We have also established stock ownership guidelines applicable to our executive officers, which are described under "Compensation Disclosure and Analysis—Executive Stock Ownership Guidelines."

Hedging and Pledging of Company Securities

        Our policies do not permit any of our executive officers or directors to "hedge" ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan, unless the executive officer or director demonstrates financial capacity to substitute other assets for Company securities in the event the person fails to meet a margin call or defaults on a loan.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure below under "Certain Relationships and Related Party Transactions" pursuant to SEC rules. During our 2014 fiscal year, no executive officer of our Company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Company's compensation committee, (2) served as a director of another entity, one of whose executive officers served on our Company's compensation committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is posted on our website at http://investors.cleanenergyfuels.com/contactboard.cfm. Communications to the Board must be in writing and either mailed care of the Corporate Secretary to our offices at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or delivered electronically via our website. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Communications submitted by postal mail may be anonymous. The Corporate Secretary will forward such correspondence to the Board; however, before forwarding any correspondence, the Corporate Secretary will review such correspondence and will not forward certain items if they are deemed to be, in the Corporate Secretary's discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal, similarly unsuitable or otherwise inappropriate for Board consideration.

Stockholder Recommendations for Membership on our Board

        Our nominating and corporate governance committee is responsible for evaluating properly submitted stockholder recommendations of candidates for membership on the Board in accordance with the committee's charter and as described below under "Identifying and Evaluating Director Nominees." In evaluating such recommendations, the nominating and corporate governance committee will consider, among other things, the membership criteria set forth in our corporate governance guidelines and described below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should include the nominee's name and qualifications for membership on the Board and should be addressed to: Corporate Secretary, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

        In accordance with the requirements on our amended and restated bylaws, any recommendation of a director candidate made by a stockholder must include a statement in writing setting forth the following:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of such person;

    •
    the principal occupation or employment of such person;

    •
    the class and number of shares of our capital stock that are beneficially owned by such person;

    •
    a description of all arrangements or understandings between the stockholder and such person and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder sending the recommendation, the name and record address of the stockholder, the class and number of shares of the Company's capital stock that are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act; and

          (iii)  as to the stockholder giving the notice and any Stockholder Associated Person or any member of such stockholder's immediate family sharing the same household, (1) whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into by or on behalf of any such person, (2) whether and the extent to which any Derivative Instrument (defined below) is directly or indirectly beneficially owned, (3) any rights to dividends on our shares owned beneficially by any such person that are separated or separable from the underlying shares, (4) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) to which any such person is entitled based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

    •
    A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

    •
    "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Director Qualifications

        Under its committee charter and our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes an analysis of each member's qualification as an independent director, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Our corporate governance guidelines also provide that no director for our Company may serve on more than three other public company boards of directors, unless approved in advance by the Board.

        All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives, senior government officials and board members of other organizations. Certain experience, attributes, qualifications and skills of each of our directors that contribute to the Board's effectiveness as a whole are as follows:

        Andrew J. Littlefair.    Mr. Littlefair's experience as co-founder and Chief Executive Officer of our Company gives him unique insight into our Company's operations, challenges and opportunities.

        Warren I. Mitchell.    Mr. Mitchell has extensive knowledge of the natural gas industry obtained during his long and distinguished career at the Southern California Gas Company, including his service as its President and Chairman. Mr. Mitchell also provides leadership to our Board, and remains actively involved in the energy industry through his role as Chairman of the Board of The Energy Coalition.

        John S. Herrington.    Mr. Herrington has a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. He also brings to our Board the perspective of an entrepreneur, the legal insight of an attorney and the discipline of a U.S marine officer.

        James C. Miller III.    Mr. Miller has significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, Chairman of the U.S. Federal Trade Commission and Director of the U.S. Office of

Management and Budget. Mr. Miller brings to our Board financial acumen and experience dealing with large and financially complex organizations.

        James E. O'Connor.    Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

        Boone Pickens.    Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy.

        Stephen A. Scully.    Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as an extensive knowledge of the trucking industry gained through building the Scully Companies, a truck leasing and specialized contract carriage provider, into the largest independent asset based logistics provider in the western United States.

        Kenneth M. Socha.    Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor gained during his tenure as a Senior Managing Director of Perseus, L.L.C.

        Vincent C. Taormina.    Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry, one of our key markets.

Identifying and Evaluating Director Nominees

        Our nominating and corporate governance committee utilizes a variety of methods to identify and evaluate nominees for directors. Our nominating and corporate governance committee has the duty of identifying individuals qualified to become members of the Board and recommending those candidates to our Board for election or appointment. Candidates may come to the attention of the nominating and corporate governance committee through current members of our Board, professional search firms, stockholders or other persons. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year.

        As described above, our nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our nominating and corporate governance committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our nominating and corporate governance committee. Stockholder recommendations that comply with our procedures will receive the same consideration by our nominating and corporate governance committee as other nominees receive.

Director Diversity

        Although the Company does not have a formal diversity policy, the nominating and corporate governance committee seeks to assemble a board of directors that brings to our Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, community involvement and natural gas and energy industry experience. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (see "Security Ownership of Certain Beneficial Owners and Management" above for identification of the persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during our 2014 fiscal year, except that (a) Mr. Vreeland filed (i) a Form 3 on November 24, 2014 for an event that occurred on October 31, 2014, and (ii) a Form 4 on November 25, 2014 for one transaction that occurred on November 4, 2014, and (b) Mr. Grace filed a Form 4 on April 3, 2015 for one transaction that occured on January 25, 2012.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of January 31, 2015, and their positions are shown below. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company. Biographical summaries of each of our executive officers who are not also members of our Board are also described below.

Name	Age	Position Held
Andrew J. Littlefair	54	President, Chief Executive Officer and Director
Robert M. Vreeland	53	Chief Financial Officer
Mitchell W. Pratt	55	Chief Operating Officer and Corporate Secretary
Peter J. Grace	65	Senior Vice President, Sales and Finance
Barclay F. Corbus	48	Senior Vice President, Strategic Development

        Robert M. Vreeland has served as our Chief Financial Officer since November 2014. From 2012 to 2014, Mr. Vreeland served as our Vice President of Finance and Accounting. Prior to joining the Company, Mr. Vreeland was a consultant at RV CPA Services, PLLC, a provider of certified public accounting services. From 1997 to 2009, Mr. Vreeland held various finance and accounting positions at Hypercom, as electronic payment and digital transactions service provider, including Interim Chief Financial Officer, Senior Vice President and Corporate Controller, Senior Vice President, Operations, and Vice President of Financial Planning and Analysis. Prior to joining Hypercom, Mr. Vreeland spent 12 years at Coopers & Lybrand, an accounting firm that later merged to become PricewaterhouseCoopers. Mr. Vreeland earned a B.S. from Northern Arizona University and is a certified public accountant.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Peter J. Grace has served as our Senior Vice President, Sales and Finance, since June 2010. From October 2005 to June 2010 he served as our Vice President, Leasing. Prior to joining the Company, Mr. Grace worked for companies in the commercial finance and leasing industry, serving as President of Churchill Technology Finance from 2001 to 2005 and Vice President of Cal First Leasing from 1993 to 2001. Mr. Grace earned a B.S. from Arizona State University.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, an investment bank that managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer (Andrew J. Littlefair) or principal financial officer (Richard R. Wheeler and Robert M. Vreeland) during our 2014 fiscal year, and the four most highly compensated executive officers who were serving as executive officers at the end of our 2014 fiscal year and who did not serve as our principal executive officer or principal financial officer (James N. Harger, Mitchell W. Pratt, Peter J. Grace and Barclay F. Corbus, and together with Messrs. Littlefair, Wheeler and Vreeland, the "named executive officers"). This section also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

Business Highlights and Challenges

        We are seeking to drive adoption of natural gas as a vehicle fuel by fleets and other vehicle operators, primarily in the trucking, refuse, transit, ready-mix, airport, taxi and fleet service markets. In executing this mission we have experienced meaningful progress and significant challenges. For example, we believe our efforts have substantially contributed to the adoption of natural gas by the refuse market, where approximately 60% of new vehicles ordered during 2014 were powered by compressed natural gas ("CNG"). But, due to factors that are primarily outside our control, heavy-duty natural gas truck adoption has been slower than we expected.

        In 2014 we achieved record results in several key operating categories. We delivered 265.1 million gasoline gallon equivalents ("GGEs") of CNG, liquefied natural gas ("LNG") and renewable natural gas ("RNG"), a 24% increase over 2013. Our revenue increased by $76.4 million to $428.9 million in 2014, from $352.5 million in 2013. We also delivered 39% more GGEs of our Redeem™ RNG vehicle fuel, which we believe is the cleanest transportation fuel available in the market today.

        We also completed several key strategic transactions in 2014. We sold our 70% interest in our former RNG extraction and processing plant located at the McCommas Bluff landfill in Dallas, Texas, for $47.6 million in cash (and we may receive up to an additional $3.0 million in cash on or before August 15, 2014, subject to the results of certain performance tests to be performed at the McCommas Bluff project on or before such date). We also expanded our business by acquiring a majority interest in NG Advantage, LLC ("NG Advantage"), a company that transports and sells CNG in high-capacity trailers to large industrial and institutional energy users that do not have direct access to natural gas pipelines. We believe we are positioned to experience further growth in 2015, and we have adopted a strategic plan (the "Strategic Plan") that sets ambitious objectives for continuing to drive natural gas adoption as a vehicle fuel and expanding our business in all of our key markets, while also seeking to conserve our capital and control our expenses.

        Sales and deployments of natural gas vehicles, primarily in the heavy-duty truck market, have not met our expectations. We believe this is primarily due to volatile oil, gasoline, diesel and natural gas prices, the significant delay in commercial availability of natural gas engines, including the Cummins-Westport ISX 12G engine, and the higher cost of natural gas trucks and other vehicles relative to comparable diesel and gasoline trucks and other vehicles (principally due to the cost of the CNG and LNG storage systems).

        In addition, from May 2014 to December 31, 2014, our stock traded at more than a 90% correlation to the price of oil. As a result, as oil prices substantially declined during that period, our stock price likewise fell significantly. This occurred in spite of a meaningful decline in the price of natural gas during the same period.

2014 and 2015 Pay Decisions

        For 2014, the compensation committee increased the base salary of each of our then-serving named executive officers by 3% over 2013 levels. In February 2015, Mr. Littlefair voluntarily elected to reduce his base salary by 10%, and the compensation committee reviewed the base salaries of Messrs. Pratt, Grace and Corbus and decided that such base salaries will not be increased for 2015.

        Based on the compensation committee's assessment of the Company's performance with respect to the financial and strategic objectives set forth in our 2014 performance-based cash bonus plan, Mr. Littlefair received approximately 80.5% of his target (or "middle") bonus for 2014 and our other named executive officers received an average of approximately 82.0% of their target bonuses for 2014. The compensation committee exercised its discretion under our performance-based cash bonus plan to reduce the payouts under this plan by 16.8% for Mr.Littlefair and by an average of 13.1% for our other named executive officers. In addition, the compensation committee awarded Mr. Grace a performance-based bonus based on the performance and results of our vehicle and station acquisition finance services. With the exception of Mr. Vreeland, who became our Chief Financial Officer on October 31, 2014, the compensation committee has not awarded any additional discretionary bonuses to our named executive officers for performance during 2014.

        In 2014, the compensation committee awarded full-value shares that are earned if and when certain stock price hurdles are achieved (we call these awards "Price-Vested Units" or "PVUs" and the applicable stock price hurdle a "Stock Price Hurdle") to each of our named executive officers (the "2014 PVUs"). The 2014 PVUs have the same design as the PVUs the compensation committee awarded to our named executive officers in January 2012 (the "2012 PVUs"). The 2014 PVUs were intended to provide a viable equity incentive that motivated our named executive officers and rewarded them for successfully executing our aggressive growth strategy. The committee chose to use PVUs in part because, in its view, the PVUs have a strong performance orientation, as the awards are forfeited in full if the Stock Price Hurdle is not achieved within a period specified by the award. The Stock Price Hurdle for the 2014 PVUs is $16.11, which is 135% of our stock price as of the date of grant and 322% of our stock price as of December 31, 2014.

Recent Compensation Developments

        During the fourth quarter of 2014 we experienced several personnel changes among our named executive officers, as follows: Mr. Wheeler resigned as our Chief Financial Officer; Mr. Vreeland was appointed as our Chief Financial Officer; and Mr. Harger retired from his position as our Chief Marketing Officer, effective December 31, 2014, and transitioned to a new non-executive officer position with our Company. In connection with the forgoing, we entered a separation agreement with Mr. Wheeler ("Separation Agreement"), an employment offer letter with Mr. Vreeland ("Vreeland Offer Letter") and a retirement agreement ("Retirement Agreement") and an employment offer letter ("Harger Offer Letter") with Mr. Harger. Further, Mr. Grace became one of our three most highly compensated executive officers who did not serve as our principal executive officer or principal financial officer during 2014, although we are voluntarily providing compensation information for a total of four such officers in this Proxy Statement as a result of Mr. Harger's transition from an executive officer to a non-executive officer effective January 1, 2015.

        In 2014, the compensation committee retained Semler Brossy Consulting Group, LLC ("Semler Brossy"). The compensation committee instructed Semler Brossy to review the Company's compensation programs and provide the compensation committee with an understanding of recent trends and issues in executive compensation. Semler Brossy was engaged by and reports solely to the compensation committee, and the compensation committee has the sole authority to approve the terms of the engagement. Semler Brossy did not provide any services to the Company other than executive compensation consulting services provided to the compensation committee during 2014. Before engaging Semler Brossy, the compensation committee determined that Semler Brossy is independent under Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d).

        In January 2015, the compensation committee adopted a formal policy of recoupment of cash compensation in certain circumstances (the "Clawback Policy"). The purpose of the Clawback Policy is to help ensure executives act in the best interest of the Company. The Clawback Policy requires certain of our officers, including our named executive officers, to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer's fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. The compensation committee will consider a number of different factors and exercise business judgment in determining appropriate amounts, if any, to recoup. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment. The Clawback Policy applies to cash compensation awarded to the officer from and after the date of its adoption. Once final rules regarding recoupment policies are released under the Dodd-Frank Act, the compensation committee intends to review the Clawback Policy and, if necessary, amend such policy to comply with the new mandates.

        In November 2014, the compensation committee determined that all future equity incentives awarded to our named executive officers will be subject to so-called "double trigger" vesting upon a change in control. This means that instead of accelerating and vesting in full upon a change in control, the awards will vest only if the named executive officer's employment is terminated by the successor company without cause or by the named executive officer for good reason within 12 months following the change in control.

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to (i) attract, retain and motivate talented and dedicated executive officers, (ii) reward individual performance and achievement of key corporate objectives, including the objectives set forth in our Strategic Plan, without promoting excessive or unnecessary risk-taking, (iii) align the interests of our executives with those of our stockholders, and (iv) provide compensation that is fair in relation to an executive's experience, responsibilities, performance and tenure with our Company, as well as in relation to the compensation provided to our other executives.

        To achieve these objectives, we maintain an executive compensation program that includes the following elements: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. The compensation committee developed our executive compensation program by drawing on its experience and its judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a young and developing industry. In 2014 the compensation committee did not use tally sheets, internal pay equity studies, accumulated wealth analyses, benchmarking or similar tools that may be common in many mature companies' executive compensation processes, although from time-to-time, the compensation committee reviews general industry benchmarks and trends for informational purposes only.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at the Company's annual meeting held in May 2011, our stockholders have the opportunity to cast an advisory vote on executive compensation once every two years, and the next such vote is expected to occur at the Annual Meeting. At the Company's annual meeting held in 2013, our executive compensation received a favorable advisory vote from 95.8% of the shares represented and entitled to vote on the proposal at that meeting. The compensation committee believed this vote affirmed stockholders' support of our approach to executive compensation, and therefore the compensation committee did not change our compensation policies or decisions in 2013 or 2014. The compensation committee will continue to consider the outcome of the Company's say-on-pay votes, as well as direct stockholder input, when making future compensation decisions for our named executive officers and in respect of our compensation program generally.

Assessment of Executive Officer Performance

        The compensation committee believes our executive officers are highly qualified, talented and dedicated to the Company. The following is a summary of the performance of each executive officer in 2013 and 2014.

Andrew J. Littlefair—President and Chief Executive Officer

        Mr. Littlefair's leadership of the Company led to positive overall results, with substantial increases in total revenue and GGEs of CNG, LNG and RNG delivered. He led our acquisition of a majority interest in NG Advantage and oversaw the implementation of our initiative to sell RNG we produce and RNG we purchase from third parties as a vehicle fuel, which is branded under the name Redeem™. Mr. Littlefair effectively led our efforts to obtain capital to fund the growth of our business by, among other things, overseeing the sale of our interest in the McCommas Bluff RNG extraction and processing plant. Under his leadership, we contributed to the achievement of several public policy successes, including reinstatement of the federal excise tax credits for alternative fuels other than ethanol (such credits, "VETC") for 2013 and 2014 and the passage of key legislation in multiple states. In addition, Mr. Littlefair served as our principal spokesperson and effectively conveyed the Company's message to customers, the finance and investor community, and the media.

Robert M. Vreeland—Chief Financial Officer

        Since his appointment in the fourth quarter of 2014, Mr. Vreeland has effectively directed our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He has also acted as the primary contact for our audit committee and our independent registered public accounting firm.

Mitchell W. Pratt—Chief Operating Officer and Corporate Secretary

        Mr. Pratt effectively directed and managed the Company's operations, engineering, construction, IT and public affairs teams. He oversaw key corporate subsidiaries, including IMW Industries, Ltd. ("IMW") and Wyoming Northstar Incorporated and its affiliated companies, actively guiding their growth and alignment with overall corporate objectives. In particular, Mr. Pratt continued to manage the operational integration of IMW and made critical contributions to the planning, engineering and construction of our natural gas fueling stations.

Peter J. Grace—Senior Vice President, Sales and Finance

        Mr. Grace effectively led our core markets (consisting of refuse, transit, ready-mix, airport, taxi and fleet services) sales team to year-over-year double-digit growth in GGEs delivered. He also oversaw our vehicle and station acquisition finance services. Mr. Grace made key contributions to our relationships with Waste Management, Republic Services, Los Angeles County Metropolitan Transportation Authority, Dallas Area Rapid Transit and Jacksonville Transit, among others.

Barclay F. Corbus—Senior Vice President, Strategic Development

        Mr. Corbus effectively oversaw the development of key growth opportunities, acquisitions and financing strategies for the Company. In particular, Mr. Corbus played an important role in our acquisition of a majority interest in NG Advantage and the sale of our interest in the McCommas Bluff RNG extraction and processing plant.

James N. Harger—Former Chief Marketing Officer

        Mr. Harger effectively led our national trucking sales team in its efforts to expand our share of the natural gas heavy-duty truck market. In particular, he worked diligently to promote the transition of shippers, manufacturers and other truck fleet operators to the use of natural gas, and to obtain commitments from these organizations to fuel at our stations. Mr. Harger made critical contributions to the development of our relationships with Pilot Flying J, UPS, Lowes, Kroger, Seaboard, Raven, Dillon Transport, Saddle Creek and Bimbo Bakeries, among others.

Richard R. Wheeler—Former Chief Financial Officer

        Prior to his resignation in the fourth quarter of 2014, Mr. Wheeler effectively oversaw our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He acted as the primary contact for our audit committee and our independent registered public accounting firm and managed all aspects of the preparation, review and audit of our financial statements, as well as the preparation of the reports and other documents we file with the SEC. Mr. Wheeler worked with Mr. Littlefair to effectively convey the Company's message to the finance and investor community. Mr. Wheeler also made significant contributions to our acquisition of a majority interest in NG Advantage.

Elements of Compensation

        Our named executive officers' compensation consists of the following components: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as distinct, and we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based on the performance of the employee (including any extraordinary performance), the Company's performance, the level of responsibility and commitment associated with the position, our desire to retain, motivate and attract quality executives, our desire to appropriately incentivize our executives to successfully execute our Strategic Plan and achieve our other business, financial and operational goals while avoiding promotion of excessive risk-taking, and the compensation committee's business judgment and experience. In addition, our compensation decisions generally reflect our belief that employees with comparable experience and levels of responsibility and performance deserve comparable compensation, and that more experienced employees with a greater degree of responsibility and higher performance levels deserve greater compensation on a relative basis. The compensation committee strives to provide appropriate short-term and long-term compensation; however, the committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our annual process for determining overall compensation for named executive officers other than Mr. Littlefair has historically started with recommendations made by Mr. Littlefair to our compensation committee. In making his recommendations, Mr. Littlefair considers a number of factors, including the role each individual plays in executing our Strategic Plan and other goals, the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the individual's performance and contribution to our overall business objectives, the Company's performance, the individual's long-term commitment to our Company, general industry benchmarks and trends, and the available pool of individuals with similar skills. After reviewing Mr. Littlefair's recommendations, our compensation committee makes the final determination of compensation for each of our named executive officers. Mr. Littlefair also submits recommendations to the compensation committee regarding his own proposed compensation levels, which are taken under advisement by the committee; however, Mr. Littlefair does not participate in the compensation committee's deliberations regarding his own compensation.

Base Salary

        We provide base salaries to:

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  recognize the experience, skills, knowledge and responsibilities of our named executive officers;

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  reward individual performance and contribution to our overall business goals;

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  retain our executives; and

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  incentivize strong performance in future periods.

        The compensation committee uses its judgment and discretion in determining the amount of each named executive officer's base salary and reviews base salaries annually. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration.

  2014 Base Salary

        In setting 2014 base salaries for our named executive officers, the compensation committee focused on Mr. Littlefair's recommendations, the Company's overall performance and the compensation committee's assessment of each executive's performance, experience, responsibilities, work demands and tenure, as well as the retention risk associated with each executive. The compensation committee also considered the role each senior executive plays in executing our Strategic Plan and the merit of using base salary as a tool to incentivize the executive to successfully execute our Strategic Plan and achieve our financial and operational goals.

        Based on the foregoing factors, in January 2014 the compensation committee increased 2014 base salaries for our named executive officers by 3% from 2013 levels, as follows:

Named Executive Officer	2013 Base Salary($)	2014 Base Salary($)
Andrew J. Littlefair	756,000	778,680
Richard R. Wheeler(1)	446,250	459,638
James N. Harger	509,250	524,528
Mitchell W. Pratt	467,250	481,268
Peter J. Grace	350,000	360,500
Barclay F. Corbus	430,500	443,415

(1)
Mr. Wheeler earned a pro-rated portion of his 2014 base salary due to his resignation from his position as our Chief Financial Officer effective November 3, 2014.

        Pursuant to the Vreeland Offer Letter, which was approved by the compensation committee, Mr. Vreeland's base salary for 2014 was $300,000, of which he earned a pro-rated portion based on his service as our Chief Financial Officer beginning on October 31, 2014.

Cash Bonuses

  2014 Performance-Based Cash Bonus Plan

        We believe a performance-based cash incentive compensation program is important to focus our management on, and reward our executives for, achieving key Company objectives. Each year our compensation committee approves a performance-based cash bonus plan and pays bonuses after reviewing our performance with respect to the criteria set forth in the plan, subject to each named executive officer's continued service as an executive officer of our Company as of the bonus payment date. The performance criteria for cash bonus awards for our 2014 fiscal year were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests without promoting excessive risk-taking.

        For 2014, the total potential cash bonus award under this plan for each of our named executive officers was based on the following: 33% was based on the volume of GGEs of natural gas delivered by us, 33% was based on our Adjusted EBITDA, which is a non-GAAP financial measure described below, and 33% was based on achievement of our strategic initiatives (as determined in the compensation committee's sole discretion). Under our performance-based cash bonus plan, the compensation committee has the discretion to determine and adjust the performance criteria, consider factors and developments it deems relevant and award overall bonuses in the amounts it deems appropriate.

        Pursuant to the performance-based cash bonus plan, if we exceed a performance target, then each named executive officer receives a pro-rata portion of the incremental annual cash bonus amount, up to the next target limit. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget and the strategic initiatives are developed by our Chief Executive Officer. The financial performance criteria and strategic initiatives are then presented to our compensation committee for review, comment, adjustment and ultimate approval.

        Under our 2014 performance-based cash bonus plan:

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  Mr. Littlefair was eligible to receive 70%, 100% or 150% of his base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Littlefair's target bonus amount;

  •
  Mr. Harger retired from his position as our Chief Marketing Officer effective December 31, 2014 but, pursuant to the terms of the Retirement Agreement, he was eligible to receive a payout under the plan equal to 75%, 100% or 125% of his base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Harger's target bonus amount; and

  •
  Each of Messrs. Pratt, Grace and Corbus was eligible to receive 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively , and we consider achievement of the middle performance targets to be Messrs. Pratt's, Grace's and Corbus's target bonus amount.

        For 2014, we defined Adjusted EBITDA as net income (loss) attributable to the Company, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on certain promissory notes issued in connection with our acquisition of the business of IMW (such promissory notes, the "IMW Purchase Notes"), plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on our Series I warrants, plus the write-down associated with the decrease in value of the Westport Innovations, Inc. shares that we received as part of the consideration for our sale of our former subsidiary BAF Technologies, Inc. (the "WPRT Holdback Shares Write-Down"), plus the amount related to a service contract of IMW that was not renewed and caused an intangible asset impairment (the "IMW Impairment"), plus the costs attributed to executive officer transitions (the "Executive Officer Transitions"), plus the lease exit charges related to the move of our corporate headquarters (the "HQ Lease Exit"), and plus the amount related to a mining power project in Australia where IMW incurred significant cost overruns ("IMW Australia Charge"). The following table shows Adjusted EBITDA as we defined it for 2014 and also reconciles this non-GAAP financial measure to the GAAP measure net income (loss) attributable to the Company:

(in 000s)	Year Ended Dec. 31, 2014
Net Income (Loss) Attributable to the Company	$(89,659)
Income Tax (Benefit) Expense	1,075
Interest Expense (Income), Net	44,357
Depreciation and Amortization	49,058
Foreign Currency (Gain) Loss on IMW Purchase Notes	343
Stock Based Compensation, Net of Tax Benefits	11,514
Mark-to-Market (Gain) Loss on Series I Warrants	(5,748)
WPRT Holdback Shares Write-Down	122
IMW Impairment	4,772
Executive Officer Transitions	1,883
HQ Lease Exit	1,284
IMW Australia Charge	4,657

Reported Adjusted EBITDA	$23,658

        The specific performance criteria relating to the cash bonus plan approved by our compensation committee for 2014 and our actual performance are set forth in the following table:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target	Actual Performance
		(thousands)	(thousands)	(thousands)	(thousands)
Volume (in GGEs)	33%	265,000	285,000	305,000	265,133
Adjusted EBITDA	33%	$(25,000)	$(10,000)	$5,000	$23,658
Achievement of Strategic Initiatives	33%	—	—	—	—

        For 2014, our strategic initiatives included opening 50 new LNG and CNG fueling stations; more fully utilizing our existing station infrastructure; further establishing our truck leasing program with General Electric's Transportation Finance business; decreasing by 5% selling, general and administrative expenses as a percentage of sales; limiting headcount growth; expanding our relationship with Mansfield Energy in the bulk fuel hauling sector; securing additional sources of LNG; making progress toward building two LNG plants; and obtaining an extension of VETC for 2014.

        The compensation committee met in February 2015 to review our 2014 actual performance versus the performance criteria and strategic initiatives described above and to determine what payouts, if any, would be made under the 2014 cash bonus plan. The compensation committee determined that 50% of the 2014 strategic initiatives were achieved. Additionally, in 2014, we delivered 265.1 million GGEs, which met the base volume target. In assessing our performance relative to the Adjusted EBITDA target, the compensation committee determined that our named executive officers should not receive the benefit of the $28.4 million of revenue we recognized in 2014 relating to VETC (such revenue, the "2014 VETC Payment") and should be penalized for the IMW Australia Charge. As a result, for purposes of our performance-based cash bonus plan, the compensation committee determined our Adjusted EBITDA to be the following:

(in 000s)	Year Ended Dec. 31, 2014
Reported Adjusted EBITDA	$23,658
2014 VETC Payment	(28,359)
IMW Australia Charge	(4,657)

Adjusted EBITDA, for purposes of our performance-based cash bonus plan	$(9,358)

        Consequently, the amounts payable under our 2014 cash bonus plan were based on achievement of 100% of the base volume target, 100% of the middle Adjusted EBITDA target, and 50% of the strategic initiatives. If the compensation committee had not modified our Adjusted EBITDA as described, our named executive officers would have received bonuses based on achievement of the maximum Adjusted EBITDA target.

        As further detailed in the table below, the compensation committee awarded (i) Mr. Littlefair a bonus equal to 80.48% of his base salary (such amount would have been 96.73% if the committee had not modified our Adjusted EBITDA), (ii) Mr. Harger a bonus equal to 83.73% of his base salary (such amount would have been 91.72% if the committee had not modified our Adjusted EBITDA) and (iii) each of Messrs. Pratt, Grace and Corbus a bonus equal to 56.99% of their respective base salaries (such amount would have been 66.71% if the committee had not modified our Adjusted EBITDA).

Name	Percent of Base Salary Paid for Achievement of Base Volume Target	Percent of Base Salary Paid for Achievement of Middle Adjusted EBITDA Target	Percent of Base Salary Paid for Achievement of Strategic Initiatives	Aggregate Percent of Base Salary Paid	Total Payout	Potential Total Payout if Middle Targets had been Achieved	Potential Total Payout if Adjusted EBITDA had not been Modified
Andrew J. Littlefair	23.40%	33.76%	23.33%	80.48%	$626,712	$778,680	$753,242
Richard R. Wheeler(1)	—	—	—	—	—	—	—
James N. Harger(2)	25.05%	33.68%	25.00%	83.73%	$439,213	$524,528	$481,108
Mitchell W. Pratt	16.71%	23.61%	16.67%	56.99%	$274,269	$336,888	$321,059
Peter J. Grace	16.71%	23.61%	16.67%	56.99%	$205,445	$252,350	$240,493
Barclay F. Corbus	16.71%	23.61%	16.67%	56.99%	$252,697	$310,391	$295,807

(1)
Mr. Wheeler was not eligible for a payout under the 2014 performance-based cash bonus plan due to his resignation from his position as our Chief Financial Officer effective November 3, 2014.

(2)
Mr. Harger retired from his position as our Chief Marketing Officer effective December 31, 2014 but, pursuant to the terms of the Retirement Agreement, he was eligible to receive a payout under the 2014 performance-based cash bonus plan.

        Mr. Vreeland, who was appointed as our Chief Financial Officer effective October 31, 2014, did not participate in our 2014 performance-based cash bonus plan. However, the compensation committee decided to award Mr. Vreeland a discretionary cash bonus equal to a pro-rated portion of the amount he would have received had he participated in such plan. See the discussion below under "—Discretionary Special Cash Bonuses.

  2015 Performance-Based Cash Bonus Plan

        In February 2015, our compensation committee approved our 2015 performance-based cash bonus plan. The plan has substantially the same design as our 2014 performance-based cash bonus plan,

including the discretion afforded to our compensation committee in determining performance targets and actual payouts. Among other things, the 2015 plan provides that the total potential cash bonus award for each of our named executive officers under the plan will be based on the following: 33% will be based on the volume of GGEs of natural gas delivered by us, 33% will be based on our Adjusted EBITDA and 33% will be based on achievement of our strategic initiatives (as determined in the compensation committee's sole discretion).

  2014 Grace Finance Services Bonus

        Pursuant to his employment agreement, Mr. Grace is eligible to receive additional bonuses in recognition of the results of our vehicle and station acquisition finance services ("Finance Services"), as determined from time to time in the Company's discretion ("Finance Services Bonus"). For 2014, Mr. Littlefair determined that the Finance Services Bonus would consist of a target bonus opportunity equal to 15% of certain amounts generated by or used in our Finance Services business, including interest income on outstanding Finance Services loans, fees generated from sales of Finance Services loans and fuel sales to vehicles subject to outstanding Finance Services loans, less overhead and other costs associated with our Finance Services business. As a result, Mr. Grace received an aggregate Finance Services Bonus of $297,879 for 2014. The compensation committee reviewed the Company's Finance Services performance and ratified the amount of the Finance Services Bonus received by Mr. Grace in 2012, 2013 and 2014.

  2014 Discretionary Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by our named executive officers not otherwise covered by the strategic initiatives metric in our annual cash bonus plan. With the exception of Mr. Vreeland, the compensation committee did not award any special cash bonuses to any of our named executive officers for performance in 2014.

        Pursuant to the Vreeland Offer Letter, Mr. Vreeland (i) received a signing bonus of $50,000 in connection with his appointment as our Chief Financial Officer in October 2014 and (ii) was eligible to receive a discretionary cash bonus for his 2014 performance. Based on the Company's and Mr. Vreeland's performance in 2014, the compensation committee decided to award Mr. Vreeland a discretionary cash bonus equal to a pro-rated portion of the payout he would have received under the 2014 performance-based cash bonus plan if he had participated in such plan as our Chief Financial Officer for the full 2014 fiscal year, based on eligibility to receive a payout under the plan equal to 30%, 50% or 70% of his base salary for our achievement of the base, middle and maximum performance targets, respectively. As a result and as further detailed in the table below, the compensation committee awarded Mr. Vreeland a bonus equal to 37.0% of his pro-rated 2014 base salary.

Name	Percent of Base Salary Paid for Achievement of Base Volume Target	Percent of Base Salary Paid for Achievement of Middle Adjusted EBITDA Target	Percent of Base Salary Paid for Achievement of Strategic Initiatives	Aggregate Percent of Base Salary Paid	Total Payout
Robert M. Vreeland	10.0%	17.0%	10.0%	37.0%	$18,495

Equity Incentives

        We believe that motivation of long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock and stock-based awards. Our stock incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives designed to align those employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock and stock-based awards offers the best approach to achieving this goal. Our stock incentive plans have provided the principal method for our named executive officers to acquire equity or equity linked interests in our Company. The compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and adequately reward our executives.

        We sponsor the 2002 Stock Option Plan ("2002 Plan"), the 2006 Plan and an employee stock purchase plan ("ESPP"). Upon the closing of our initial public offering, the 2006 Plan became effective and the 2002 Plan became unavailable for new awards. The 2002 Plan and the 2006 Plan are administered by our Board or our compensation committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code (the "Code"), the administrator of the 2006 Plan must consist of two or more "outside directors" within the meaning of Section 162(m). For more information about the 2002 Plan, the 2006 Plan and the ESPP, please read the disclosure under "Compensation of Directors and Executive Officers—Stock Incentive Plans" below.

        In February 2015, the compensation committee determined that future equity incentives awarded to our named executive officers, if any, will be granted following the announcement of our financial results for the prior fiscal year. Stock option awards are priced based on the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of the compensation committee meeting at which the awards are approved. To meet the objectives of our compensation program, we have historically awarded equity incentives to our named executive officers on an annual basis.

  2014 Price-Vested Units

        In February 2014, the compensation committee awarded the 2014 PVUs to our named executive officers. The 2014 PVUs have the same design as the 2012 PVUs: the PVUs are only earned, or "vest," if the closing price of our common stock equals or exceeds, for twenty consecutive trading days during the third or fourth year following grant, 135% of the price of our common stock on the grant date. The applicable Stock Price Hurdle is $16.11 for the 2014 PVUs and $20.40 for the 2012 PVUs, and such hurdles are approximately 322% and 408% of the closing price of our common stock on December 31, 2014. If the applicable Stock Price Hurdle is not achieved by the fourth anniversary of the grant date of a PVU (the "Termination Date"), then the PVU is forfeited in full.

        The compensation committee awarded the 2014 PVUs to provide a viable equity incentive that appropriately motivated our named executive officers and rewarded them for successfully executing our aggressive growth strategy. The committee chose to use PVUs because, in its view:

  •
  The PVUs have a strong performance orientation, as the awards are forfeited in full if the Stock Price Hurdle is not achieved by the Termination Date of the PVU;

  •
  The PVUs align the named executive officers' interests with those of our stockholders, as the awards will only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the PVU grant date;

  •
  The Stock Price Hurdle is an effective measurement of whether our named executive officers successfully carry out the Company's growth strategy, as successful execution of the Strategic Plan is likely to result in an increase in the price of our common stock;

  •
  The Stock Price Hurdle is objective, measureable, straightforward, and difficult to manipulate; and

  •
  The PVUs will only be earned following a sustained stock price increase, minimizing the possibility of vesting upon a short-term stock price spike.

        In determining the aggregate number of 2014 PVUs to be granted to our named executive officers, the compensation committee considered the aggregate number of 2012 PVUs, which totaled 1,365,000, and decided that the 2014 PVUs should be substantially smaller. As a result, the committee granted an aggregate of 288,750 2014 PVUs to our named executive officers. Although the compensation committee expressly retains the flexibility to award equity compensation it deems appropriate in future periods, taking into account individual performance, developments in the Company's performance, strategy, and business, as well as other factors and circumstances it deems relevant, the compensation committee does not expect to grant additional PVUs to our named executive officers.

        All PVUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement. In addition, PVUs are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage (as defined below) of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a "change in control," as defined in the 2006 Plan, prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle. For purposes of the PVUs, "Time-Vested Percentage" means (a) the quotient of (i) the number of full months that have elapsed from the PVU grant date up to the date of the holder's termination of service divided by (ii) forty-eight, multiplied by (b) one hundred, provided that the Time-Vested Percentage shall never exceed one hundred.

  2014 Vreeland Option Award

        In November 2014, the compensation committee granted Mr. Vreeland an option to purchase up to 75,000 shares of common stock. The option is subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, has an exercise price of $6.51 per share and vests at a rate of 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to Mr. Vreeland's continued service for our Company. The compensation committee decided to grant this award because the committee believed it was an appropriate initial grant for Mr. Vreeland upon his appointment as our Chief Financial Officer.

  2015 Equity Awards

        In February 2015, the compensation committee awarded restricted stock units ("RSUs") and stock options to certain of our named executive officers in the amounts set forth in the table below. The committee evaluated the PVUs and stock options granted in 2012, 2013 and 2014, as a whole, and concluded that the terms of such awards, including the exercise prices of stock options and the Stock Price Hurdles of PVUs, may make them out of reach due in part to exogenous factors over which the

Company has little control (including those factors described in the Executive Summary above). The applicable Stock Price Hurdle for the 2014 PVUs and the 2012 PVUs is approximately 322% and 408%, respectively, of the closing price of our common stock on December 31, 2014, and the exercise price of the stock options issued to our named executive officers in 2012 is $13.09, or approximately 262% of the closing price of our common stock on December 31, 2014. As a result, the compensation committee determined it was important to grant additional equity awards to certain of our named executive officers for retention and value delivery purposes. The compensation committee believed that these objectives were best achieved by awarding a combination of RSUs and stock options with the terms described below. In making this determination, the compensation committee considered materials provided by Semler Brossy (at the request of the committee) pertaining to, among other things, the 2012 PVUs and the 2014 PVUs and considerations relating to the awards.

        The RSUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer's continued service for our Company.

        The stock options are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have an exercise price of $6.01 per share, and vest at a rate of 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer's continued service for our Company.

Named Executive Officer	Number of RSUs	Number of Stock Options
Andrew J. Littlefair	50,000	75,000
Mitchell W. Pratt	50,000	60,000
Peter J. Grace	40,000	40,000
Barclay F. Corbus	40,000	50,000

Change in Control and Post-Termination Severance Benefits

        The employment agreements of our named executive officers provide them benefits if their employment is terminated (other than a termination by the Company for cause or a voluntary termination by the named executive officer without good reason and not following a change in control), including termination following a change in control. The compensation committee believes that our named executive officers' interests are best aligned with the interests of our stockholders, and we will be better able to retain their services, if they are entitled to these benefits. The details and amounts of such benefits are set forth below under "Compensation of Directors and Executive Officers—Potential Payments Upon Termination or Change in Control."

        Equity incentives awarded to our named executive officers under the 2002 Plan and the 2006 Plan prior to November 2014 accelerate and vest in full upon a change in control. As described in the Executive Summary above, all equity incentives awarded to our named executive officers after November 2014, including the RSUs and stock options awarded to our named executive officers in February 2015, will be subject to double trigger vesting upon a change in control. We have not agreed to make any excise tax "gross-up" payments to our executives in connection with a change in control.

Deductibility of Executive Compensation

        It is our policy generally to seek to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe the stock options and restricted stock unit awards we have granted to our named executive officers under the 2006 Plan and the 2002 Plan qualify as performance-based compensation under Section 162(m) although there is no guarantee that such equity awards, or any other performance-based compensation paid to our named executive officers, qualify as such. We reserve the discretion to pay compensation to our officers that may not be deductible if we determine that paying such compensation is in the best interests of our Company and our stockholders.

Executive Stock Ownership Guidelines

        We believe that it is important to encourage our named executive officers to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. Those guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer (if any) and Senior Vice President, Strategic Development, is required to own shares of our common stock valued at one times their annual base salary. Such level of ownership must be attained by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial appointment as an executive officer. Stock options and other rights to acquire our common stock are not counted toward satisfaction of the stock ownership requirements. Each of Messrs. Littlefair and Pratt has satisfied these stock ownership guidelines as of the date of this Proxy Statement.

Named Executive Officer Appointments, Retirements and Resignations

James N. Harger

        On December 29, 2014, James N. Harger retired from his position as Chief Marketing Officer of the Company, to be effective as of December 31, 2014. Mr. Harger remains an employee of the Company, serving in the position of Senior Advisor to the CEO. In this capacity, Mr. Harger continues to play an instrumental role in the Company's efforts to collaborate with shippers, for-hire carriers and private fleets to adopt natural gas vehicles in their respective supply chains and fleet operations, but, as of January 1, 2015, Mr. Harger is no longer considered an executive officer of our Company. Pursuant to the Harger Offer Letter, which governs Mr. Harger's compensation in this new position, Mr. Harger receives an annual base salary of $200,000, is entitled to participate in the benefit programs generally available to the Company's employees, and is eligible for discretionary incentive compensation, as determined from time-to-time by our Chief Executive Officer. We determined this compensation level and structure appropriately recognized Mr. Harger's new role and experience, and motivated him to effectively perform the duties of his new position.

        In connection with Mr. Harger's retirement, the Company and Mr. Harger entered into the Retirement Agreement, pursuant to which, among other things, we paid Mr. Harger compensation equal to (i) the amount to which Mr. Harger would have been entitled, under the terms of his former executive employment agreement with us, if he had been involuntarily terminated without cause or had voluntarily resigned for good reason, plus (ii) the amount of Mr. Harger's cash bonus under our 2014 performance-based cash bonus plan, as described above under the heading "—Cash Bonuses—2014 Performance-Based Cash Bonus Plan," and Mr. Harger delivered a release of claims in favor of the Company. We determined that this retirement compensation was appropriate to recognize the significant contributions Mr. Harger made to the development and growth of the Company over his nearly two decades of service, and to provide adequate consideration for Mr. Harger agreeing to terminate his former employment agreement and deliver a release of claims in favor of the Company.

        See the further descriptions of the terms of the Harger Offer Letter and the Retirement Agreement below under the headings "Compensation of Directors and Executive Officers—Employment Agreements" and "Compensation of Directors and Executive Officers—Potential Payments Upon Termination or Change in Control."

Richard R. Wheeler

        On October 30, 2014, Richard R. Wheeler resigned from his position as Chief Financial Officer (and principal financial and accounting officer) of the Company, effective November 3, 2014, to pursue other interests. In connection with Mr. Wheeler's resignation, the Company and Mr. Wheeler entered the Separation Agreement, pursuant to which, among other things, we paid to Mr. Wheeler cash severance of $550,000 and Mr. Wheeler delivered a release of claims in favor of the Company. We determined that this severance compensation was appropriate in view of Mr. Wheeler's tenure with the Company and his agreement to forego participation in the Company's 2014 performance-based cash compensation plan and deliver a release of claims in favor of the Company. See the further description of the terms of the Separation Agreement below under the headings "Compensation of Directors and Executive Officers—Employment Agreements" and "Compensation of Directors and Executive Officers—Potential Payments Upon Termination or Change in Control."

Robert M. Vreeland

        On October 31, 2014, the Company appointed Robert Vreeland as its Chief Financial Officer. In connection with Mr. Vreeland's appointment, the Company and Mr. Vreeland entered into the Vreeland Offer Letter, pursuant to which, among other things, (i) Mr. Vreeland was paid a signing bonus of $50,000, (ii) Mr. Vreeland receives an annual base salary of $300,000, (iii) Mr. Vreeland was eligible to receive a discretionary cash bonus for his performance during the 2014 fiscal year and is eligible to participate in our performance-based cash bonus plan for the 2015 fiscal year, (iv) Mr. Vreeland is eligible to participate in the Company's standard benefit programs, (v) Mr. Vreeland was granted a stock option as described above under "Compensation Discussion and Analysis—Equity Incentives—2014 Vreeland Option Award," and (vi) if Mr. Vreeland's employment is terminated by the Company other than for cause, then Mr. Vreeland will be entitled to receive a severance payment of $50,000. The Vreeland Offer Letter also provides that, upon successful completion of six months of employment as our Chief Financial Officer, Mr. Vreeland will be eligible (i) to enter into a senior executive employment agreement with the Company, with terms to be negotiated by the parties, (ii) to receive an increased annual base salary of $350,000, (iii) to receive an increased performance bonus, as established and approved by the compensation committee, and (iv) to be granted an additional stock option under the 2006 Plan to purchase up to 25,000 shares of the Company's common stock. We determined that this compensation appropriately reflected Mr. Vreeland's experience and skills, motivated him to effectively carry out his duties and responsibilities and addressed the committee's desire to ensure that Mr. Vreeland is appropriately incentivized to continue to serve as our Chief Financial Officer. See the further description of the terms of the Vreeland Offer Letter below under the headings "Compensation of Directors and Executive Officers—Employment Agreements" and "Compensation of Directors and Executive Officers—Potential Payments Upon Termination or Change in Control."

Compensation Committee Report

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

Risks Related to Compensation Policies and Practices

        The compensation committee has considered whether our overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk taking is a necessary part of building our business, the compensation committee has focused on aligning the Company's compensation policies with the long-term interests of the Company and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. Although a portion of our executive compensation plan is performance-based, which could motivate risk-taking, we do not believe that our compensation structure encourages excessive or unnecessary risk taking. We believe our approach to goal setting, mix of types of compensation, payouts at multiple levels of performance and evaluation of performance results assist in mitigating such risks, as follows:

  •
  Our compensation structure includes a combination of a competitive base salary, equity awards to align the interests of our employees and named executive officers with those of our stockholders, and annual cash bonuses to encourage retention and reward executives for achieving Company objectives.

  •
  To discourage excessive or unnecessary risk-taking, for 2014, the cash payment awards for each named executive officer were based on three performance criteria, with 33% of the total potential cash bonus award based on each such performance criteria, as follows: 33% based on the volume of GGEs of natural gas delivered by us, 33% based on the target Adjusted EBITDA of our Company, as we defined it for compensation purposes, and 33% based on the achievement of the Company's strategic initiatives.

  •
  Pursuant to the Clawback Policy, certain of our officers are required to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer's fraud, intentional misconduct or gross negligence. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long-term business transaction in exchange for short-term compensation benefit.

Realized Compensation

        Actual compensation realized in 2014 by our named executive officers is shown in the table below. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on page 44 of this Proxy Statement. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value stock awards and stock options. SEC rules require that the grant date fair value of all stock awards and stock options be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock awards and stock options that have not vested and for which the value is therefore uncertain (and which may end up being forfeited and having no value at all). In contrast, this supplemental table includes only stock awards and stock options that vested during the applicable year and shows the intrinsic value of those awards and options. It should be noted that the named executive officers may never realize any value attributed to these awards and options, since the ultimate value of the stock options will depend on our stock price when the stock options are exercised and the ultimate value of the stock awards will depend on the value of the issued shares, if any.

Name	Year	Salary(1) ($)	Other Cash Compensation(2) ($)	Stock Awards Vested in Year(3) ($)	Options Vested in Year(4) ($)	All Other Compensation(5) ($)	Total Compensation Realized ($)
Andrew J. Littlefair	2014	778,680	626,712	77,920	—	21,210	1,504,522
	2013	756,000	671,640	—	—	24,541	1,452,181
	2012	720,000	800,940	—	237,964	23,377	1,782,281
Richard R. Wheeler	2014	442,698	—	—	—	561,790	1,004,488
	2013	446,250	311,850	—	—	20,505	778,605
	2012	425,000	329,213	—	138,814	19,959	912,986
Robert M. Vreeland	2014	179,713	68,495	—	—	4,353	252,561
James N. Harger	2014	524,528	439,213	—	—	1,305,125	2,268,866
	2013	509,250	331,013	—	—	25,354	865,617
	2012	485,000	358,043	—	138,814	24,296	1,006,153
Mitchell W. Pratt	2014	481,268	274,269	—	—	21,492	777,029
	2013	467,250	321,944	—	—	24,529	813,723
	2012	445,000	338,823	—	138,814	23,772	946,409
Peter J. Grace	2014	360,500	503,324	—	—	20,921	884,745
	2013	350,000	530,575	—	—	24,994	905,569
	2012	325,000	481,219	—	39,661	23,359	869,239
Barclay F. Corbus	2014	443,415	252,697	—	—	18,841	714,953
	2013	430,500	304,369	—	—	21,146	756,015
	2012	410,000	397,005	—	138,814	20,149	965,968

(1)
Amounts shown equal the amounts reported in the "Salary" column of the Summary Compensation Table.

(2)
Amounts shown equal the sum of the amounts reported in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(3)
Amounts shown represent the aggregate intrinsic value of all stock awards that vested during the applicable year. The intrinsic value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of the Company's common stock on December 31, 2014 ($5.00).

(4)
Amounts shown represent the aggregate intrinsic value of all stock options that vested during the applicable year. The intrinsic value of vested stock options is calculated by multiplying the number of shares vested by the difference (but not less than zero) between the exercise price and the closing price of the Company's common stock on December 31, 2014 ($5.00) without regard to actual option exercise activity.

(5)
Amounts shown equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table, less the amounts attributable to certain unit options granted to certain of our named executive officers in September 2013 by our subsidiary, Clean Energy Renewable Fuels, LLC (the "CERF Options").

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2012, 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(5)	Total ($)
Andrew J. Littlefair	2014	778,680	—	619,500	—	626,712	21,210	2,046,102
President & Chief	2013	756,000	150,000	599,993	—	521,640	404,341	2,431,974
Executive Officer	2012	720,000	300,000	4,524,000	1,081,500	500,940	23,377	7,149,817
Richard R. Wheeler	2014	442,698	—	351,050	—	—	561,790	1,355,538
Former Chief Financial	2013	446,250	100,000	—	—	211,850	242,055	1,000,155
Officer	2012	425,000	125,000	2,318,550	540,750	204,213	19,959	3,633,472
Robert M. Vreeland(4)	2014	179,713	68,495	—	318,990	—	4,353	571,551
Chief Financial Officer
James N. Harger	2014	524,528	—	433,650	—	439,213	1,305,125	2,702,516
Former Chief	2013	509,250	—	—	—	331,013	25,354	865,617
Marketing Officer	2012	485,000	125,000	2,657,850	540,750	233,043	24,296	4,065,939
Mitchell W. Pratt	2014	481,268	—	392,350	—	274,269	21,492	1,169,379
Chief Operating Officer	2013	467,250	100,000	—	—	221,944	309,379	1,098,573
and Corporate	2012	445,000	125,000	2,431,650	540,750	213,823	23,772	3,779,995
Secretary
Peter J. Grace	2014	360,500	—	278,775	—	503,324	20,921	1,163,520
Senior Vice President,	2013	350,000	—	—	—	530,575	24,994	905,569
Sales and Finance	2012	325,000	113,750	1,244,100	360,500	367,469	23,359	2,434,178
Barclay F. Corbus	2014	443,415	—	309,750	—	252,697	18,841	1,024,703
Senior Vice President,	2013	430,500	100,000	—	—	204,369	242,696	977,565
Strategic Development	2012	410,000	200,000	2,262,000	540,750	197,005	20,149	3,629,904

(1)
The amounts listed in this column represent discretionary special cash bonuses as described under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Discretionary Special Cash Bonuses."

(2)
The amounts listed in this column reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment" ("FASB ASC 718"). For a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

(3)
The amounts listed in this column represent the cash bonuses paid under our performance-based cash bonus plan and the Finance Services Bonus. See the discussions under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan" and "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Grace Finance Services Bonus." Mr. Wheeler was not eligible for a payout under the 2014 performance-based cash bonus plan due to his resignation from his position as our Chief Financial Officer effective November 3, 2014. Mr. Harger retired from his position as our Chief Marketing Officer effective December 31, 2014 but, pursuant to the terms of the Retirement Agreement, he was eligible to receive a payout under the 2014 performance-based cash bonus plan. Mr. Vreeland did not participate in our 2014 performance-based cash bonus plan due to his appointment as our Chief Financial Officer effective October 31, 2014, although the compensation committee decided to award him a discretionary cash bonus equal to a pro-rated portion of the payout he would have received had he participated in the 2014 performance-based cash bonus plan, which is reported in the "Bonus" column of this table. See the discussion under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Discretionary Special Cash Bonuses."

(4)
Reflects amounts earned by Mr. Vreeland for his service as our Chief Financial Officer commencing upon his appointment to that position in November 2014, and amounts earned for his service as our Vice President of Finance and Accounting in 2014 prior to such appointment.

(5)
The compensation represented by the amounts in this column are detailed in the following table.

Name	Year	Qualified Retirement Plan Employer Match ($)(i)	Payment of Health and Welfare Insurance Premiums ($)(ii)	Life Insurance Premiums ($)	CNG Fuel ($)(iii)	CERF Options ($)(iv)	Severance and Retirement Compensation ($)(v)	Total ($)
Andrew J. Littlefair	2014	8,050	10,448	2,268	444	—	—	21,210
	2013	11,500	10,294	2,102	645	379,800	—	404,341
	2012	11,250	9,732	2,029	366	—	—	23,377
Richard R. Wheeler	2014	8,050	9,831	1,959	—	—	550,000	561,790
	2013	8,750	9,787	1,968	—	221,550	—	242,055
	2012	8,500	9,266	1,899	294	—	—	19,959
Robert M. Vreeland	2014	—	4,353	—	—	—	—	4,353
James N. Harger	2014	8,050	10,449	2,268	1,047	—	1,283,311	1,305,125
	2013	11,500	10,296	2,102	1,456	—	—	25,354
	2012	11,250	9,732	2,029	1,285	—	—	24,296
Mitchell W. Pratt	2014	8,050	10,448	2,268	726	—	—	21,492
	2013	11,500	10,294	2,102	633	284,850	—	309,379
	2012	11,250	9,732	2,029	761	—	—	23,772
Peter J. Grace	2014	8,050	10,449	2,268	154	—	—	20,921
	2013	11,500	10,295	2,102	1,097	—	—	24,994
	2012	11,250	9,732	2,029	348	—	—	23,359
Barclay F. Corbus	2014	6,125	10,448	2,268	—	—	—	18,841
	2013	8,750	10,294	2,102	—	221,550	—	242,696
	2012	8,500	9,732	1,917	—	—	—	20,149

(i)
The amounts in this column are attributable to the Company's 401(k) matching contributions.

(ii)
We pay 80% of our employees' insurance premiums associated with the health and welfare programs we sponsor. We pay 100% of such premiums for our named executive officers. The amounts in this column quantify the extra benefit that we provide only to our named executive officers.

(iii)
The amounts in this column are attributable to the cost of Company -provided natural gas fuel for the CNG vehicles of our named executive officers (as calculated in accordance with Internal Revenue Service guidelines), the value of which is included as compensation on the Form W-2 of each of our named executive officers who receive such benefit. Each of these named executive officers is responsible for paying income tax on such amount.

(iv)
The amounts reflected in this column represent the grant date fair value of all CERF Options, calculated in accordance with FASB ASC 718. For a discussion regarding the valuation model and assumptions used to calculate the fair value of the CERF Options, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2013.

(v)
The amounts in this column are attributable to a cash severance payment of $550,000 received by Mr. Wheeler pursuant to the terms of the Separation Agreement and a cash retirement payment of $1,283,311 received by Mr. Harger pursuant to the terms of the Retirement Agreement.

Grants of Plan-Based Awards in Fiscal Year 2014

        The following table provides information regarding the amount of plan-based awards granted in 2014 for each of the named executive officers:

								All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Based Plans(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew J. Littlefair	—	545,076	778,680	1,168,020	—	—	—	—	—
	02/02/2014	—	—	—	—	75,000	—	—	619,500
Richard R. Wheeler	02/02/2014	—	—	—	—	42,500	—	—	351,050
Robert M. Vreeland	02/02/2014	—	—	—	—	—	—	6,000	36,240
	11/04/2014	—	—	—	—	—	—	75,000	282,750
James N. Harger	—	393,396	524,528	655,660	—	—	—	—	—
	02/02/2014	—	—	—	—	52,500	—	—	433,650
Mitchell W. Pratt	—	240,634	336,888	481,268	—	—	—	—	—
	02/02/2014	—	—	—	—	47,500	—	—	392,350
Peter J. Grace	—	180,250	550,229	360,500	—	—	—	—	—
	02/02/2014	—	—	—	—	33,750	—	—	278,775
Barclay F. Corbus	—	221,707	310,391	443,415	—	—	—	—	—
	02/02/2014	—	—	—	—	37,500	—	—	309,750

(1)
Amounts shown in these columns represent the possible payouts under the 2014 performance-based cash bonus plan based on the achievement of Company performance targets and strategic initiatives and, for Mr. Grace, the target payout of the Finance Services Bonus. The actual amounts paid pursuant to the 2014 performance-based cash bonus plan and the amount of the Finance Services Bonus are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation." The Company performance targets and strategic initiatives under the 2014 performance-based cash bonus plan and the Finance Services Bonus, as well as the compensation committee's payout determinations, are detailed above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan" and "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Grace Finance Service Bonus."

(2)
The shares shown in these columns represent PVUs granted on February 2, 2014, pursuant to our 2006 Plan. Each PVU represents a contingent right to receive one share of our common stock. The PVUs are earned, or "vest," if the closing price of our common stock equals or exceeds, for twenty consecutive trading days, $16.11 during the period beginning on February 2, 2016 and ending on February 1, 2018. As a result of his resignation effective November 3, 2014, Mr. Wheeler forfeited his rights under all such PVUs.

(3)
The shares shown in this column represent an option award granted on November 4, 2014 pursuant to our 2006 Plan. The option vests 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, in each case subject to continuing service by the named executive officer.

(4)
Stock and option awards are shown at their grant date fair value under FASB ASC 718. For a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

Outstanding Equity Awards at 2014 Fiscal Year End

        The following table summarizes outstanding equity awards held by our named executive officers at December 31, 2014:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew J. Littlefair	115,000	(2)	—		2.96	2/4/2015	—		—		—		—
	100,000	(3)	—		2.96	5/5/2015	—		—		—		—
	60,000	(3)	—		2.96	5/5/2015	—		—		—		—
	525,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	155,862	(6)	—		5.09	12/9/2018	—		—		—		—
	117,828	(7)	—		6.33	1/1/2019	—		—		—		—
	50,000	(8)	—		14.06	10/8/2019	—		—		—		—
	100,000	(10)	—		13.49	12/1/2020	—		—		—		—
	100,000	(11)	—		14.22	1/3/2021	—		—		—		—
	100,500	(12)	49,500	(12)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		400,000	(13)	2,000,000	(17)
	—		—		—	—	30,252	(14)	151,260	(17)	—		—
	—		—		—	—	—		—		75,000	(15)	375,000	(17)
Richard R. Wheeler(1)	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(10)	—		13.49	12/1/2020	—		—		—		—
	50,000	(11)	—		14.22	1/3/2021	—		—		—		—
	25,500	(12)	49,500	(12)	13.09	12/12/2022	—		—		—		—
Robert M. Vreeland	—		75,000	(16)	6.51	11/4/2024	—		—		—		—
James N. Harger	80,000	(2)	—		2.96	2/4/2015	—		—		—		—
	55,000	(3)	—		2.96	5/5/2015	—		—		—		—
	400,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	71,274	(6)	—		5.09	12/9/2018	—		—		—		—
	52,935	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(10)	—		13.49	12/1/2020	—		—		—		—
	50,000	(11)	—		14.22	1/3/2021	—		—		—		—
	50,250	(12)	24,750	(12)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		235,000	(13)	1,175,000	(17)
	—		—		—	—	—		—		52,500	(15)	262,500	(17)
Mitchell W. Pratt	85,000	(2)	—		2.96	2/4/2015	—		—		—		—
	70,000	(3)	—		2.96	5/5/2015	—		—		—		—
	25,000	(3)	—		2.96	5/5/2015	—		—		—		—
	300,000	(4)	—		12.00	5/23/2017	—		—		—		—
	100,000	(5)	—		15.27	12/12/2017	—		—		—		—
	71,274	(6)	—		5.09	12/9/2018	—		—		—		—
	52,935	(7)	—		6.33	1/1/2019	—		—		—		—
	40,000	(8)	—		14.06	10/8/2019	—		—		—		—
	50,000	(10)	—		13.49	12/1/2020	—		—		—		—
	50,000	(11)	—		14.22	1/3/2021	—		—		—		—
	50,250	(12)	24,750	(12)	13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		215,000	(13)	1,075,000	(17)
	—		—		—	—	—		—		47,500	(15)	237,500	(17)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter J. Grace	60,900	(4)	—		12.00	5/23/2017	—	—	—		—
	35,000	(5)	—		15.27	12/12/2017	—	—	—		—
	18,184	(6)	—		5.09	12/9/2018	—	—	—		—
	13,747	(7)	—		6.33	1/1/2019	—	—	—		—
	17,500	(8)	—		14.06	10/8/2019	—	—	—		—
	17,500	(10)	—		13.49	12/1/2020	—	—	—		—
	30,150	(12)	14,850	(12)	13.09	12/12/2022	—	—	—		—
	—		—		—	—	—	—	110,000	(13)	550,000	(17)
	—		—		—	—	—	—	33,750	(15)	168,750	(17)
Barclay F. Corbus	350,000	(9)	—		13.25	9/10/2017	—	—	—		—
	15,008	(6)	—		5.09	12/9/2018	—	—	—		—
	54,645	(7)	—		6.33	1/1/2019	—	—	—		—
	40,000	(8)	—		14.06	10/8/2019	—	—	—		—
	50,000	(10)	—		13.49	12/1/2020	—	—	—		—
	50,000	(11)	—		14.22	1/3/2021	—	—	—		—
	50,250	(12)	24,750	(12)	13.09	12/12/2022	—	—	—		—
	—		—		—	—	—	—	200,000	(13)	1,000,000	(17)
	—		—		—	—	—	—	37,500	(15)	187,500	(17)

(1)
As a result of Mr. Wheeler's resignation from his employment with our Company effective October 31, 2014, all of Mr. Wheeler's equity awards reflected in this table were outstanding as of December 31, 2014 but have since expired unexercised due to the termination of the post-termination exercise period for each such award.

(2)
This option, granted under our 2002 Plan on February 4, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on the date of grant, 33% were scheduled to vest when the fair market value of our common stock met or exceeded $5.00 per share, and 33% of the shares were scheduled to vest when the fair market value of our common stock met or exceeded $7.00, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the 2002 Plan. This option was exercised on February 2, 2015.

(3)
This option, granted under our 2002 Plan on May 6, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on December 31, 2005, and 33% of the shares were scheduled to vest for each 12-month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the 2002 Plan.

(4)
This option, granted under our 2006 Plan on May 24, 2007, vested 1/6 on May 24, 2007 and 1/6 on November 24, 2007, and an additional 1/3 on each of November 24, 2008 and November 24, 2009, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(5)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 12, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(6)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 10, 2008, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(7)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 2, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(8)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of October 9, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(9)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of September 10, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(10)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 1, 2010, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(11)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 3, 2011, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(12)
This option, granted under our 2006 Plan, vested as to 34% on the first anniversary of December 12, 2012, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(13)
Represents PVU awards granted under our 2006 Plan that will vest if, between January 25, 2014 and January 24, 2016, the closing price of the Company's common stock equals or exceeds $20.40 for twenty consecutive trading days.

(14)
Represents RSUs granted under our 2006 Plan that vested as to 34% on the first anniversary of September 17, 2013, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by Mr. Littlefair. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, these RSUs will vest in full on the date that immediately precedes the change in control.

(15)
PVU awards granted under our 2006 Plan that will vest if, between February 2, 2016 and February 1, 2018, the closing price of the Company's common stock equals or exceeds $16.11 for twenty consecutive trading days.

(16)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of November 4, 2014, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(17)
Determined by multiplying the unvested stock awards by $5.00, the closing price of our common stock on December 31, 2014.

2014 Option Exercises and Stock Vested

        The following table provides information regarding exercises of option awards and the vesting of stock awards by each of our named executive officers in 2014:

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Littlefair	—	—		15,584	98,958	(1)
Richard R. Wheeler	125,000	1,096,250	(2)	—	—
	70,000	380,100	(3)	—	—
	55,000	298,650	(4)	—	—
	45,000	244,350	(5)	—	—
	71,274	155,377	(6)	—	—
	52,935	49,759	(7)	—	—
Robert M. Vreeland	—	—		—	—
James N. Harger	—	—		—	—
Mitchell W. Pratt	—	—		—	—
Peter J. Grace	2,100	12,222	(8)
Barclay F. Corbus	—	—		—	—

(1)
Determined by multiplying the number of shares vested by $6.35, the closing price of our common stock on October 27, 2014, the vesting date of such shares.

(2)
Determined by multiplying the number of shares exercised by $11.73, the closing price of our common stock on January 29, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $2.96.

(3)
Determined by multiplying the number of shares exercised by $8.39, the closing price of our common stock on September 29, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $2.96.

(4)
Determined by multiplying the number of shares exercised by $8.39, the closing price of our common stock on September 29, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $2.96.

(5)
Determined by multiplying the number of shares exercised by $8.39, the closing price of our common stock on September 29, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $2.96.

(6)
Determined by multiplying the number of shares exercised by $7.27, the closing price of our common stock on October 30, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $5.09.

(7)
Determined by multiplying the number of shares exercised by $7.27, the closing price of our common stock on October 30, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $6.33.

(8)
Determined by multiplying the number of shares exercised by $8.78, the closing price of our common stock on March 3, 2014, the date of exercise, and subtracting the aggregate exercise price based on an exercise price per share of $2.96.

Employment Agreements

Employment Agreement with Andrew J. Littlefair

        We have entered an amended and restated employment agreement with Andrew J. Littlefair, our President and Chief Executive Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one-year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Littlefair is entitled to a base salary of no less than $475,200, and his current base salary for 2015 is $700,812. Pursuant to the agreement, Mr. Littlefair is eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Littlefair is also eligible to participate in any and all plans providing general benefits to our management level employees. Under certain circumstances upon a termination of Mr. Littlefair's employment, he is entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 68.7% of Mr. Littlefair's total compensation.

Separation Agreement and Former Employment Agreement with Richard R. Wheeler

        Richard R. Wheeler, our former Chief Financial Officer, resigned from his employment with our Company effective November 3, 2014. Upon such resignation, we entered into the Separation Agreement with Mr. Wheeler, pursuant to which, among other things, Mr. Wheeler's former employment agreement with us was terminated in full, we agreed to pay to Mr. Wheeler severance of $550,000 in one lump-sum payment, and Mr. Wheeler agreed to a release of claims (subject to his statutory rights).

        Prior to its termination pursuant to the terms of the Separation Agreement, our amended and restated employment agreement with Mr. Wheeler had a term ending on December 31, 2015, and was to renew thereafter for consecutive one-year periods unless either party gave written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Wheeler was entitled to a base salary of no less than $313,250, and his base salary for 2014 was $459,638. Pursuant to the agreement, Mr. Wheeler was eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan;" however, Mr. Wheeler was ineligible to receive any such bonus for 2014 due to his resignation. Mr. Wheeler was also eligible to participate in any and all plans providing general benefits to our management level employees. For our 2014 fiscal year, salary and non-incentive plan bonus was 32.7% of Mr. Wheeler's total compensation.

Offer Letter with Robert M. Vreeland

        Upon his appointment as our Chief Financial Officer effective October 31, 2014, we entered into the Vreeland Offer Letter with Robert M. Vreeland. The Vreeland Offer Letter may be terminated by us or by Mr. Vreeland at will at any time. Mr. Vreeland is entitled to a base salary of $300,000, which may be increased to $350,000 after April 30, 2015 at the discretion of our compensation committee. Pursuant to the Vreeland Offer Letter, Mr. Vreeland is eligible to receive a discretionary cash bonus for his performance in 2014 and, beginning on January 1, 2015, he is eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Vreeland is also eligible to participate in in any and all plans providing general benefits to our management level employees. The Vreeland Offer Letter also provides that, upon successful completion of six months of employment as our Chief Financial Officer,

Mr. Vreeland will be eligible (i) to enter into a senior executive employment agreement with the Company, with terms to be negotiated by the parties, (ii) to receive an increased annual base salary of $350,000, (iii) to receive an increased performance bonus, as established and approved by the compensation committee, and (iv) to be granted an additional stock option under the 2006 Plan to purchase up to 25,000 shares of our common stock. Under certain circumstances upon a termination of Mr. Vreeland's employment, he is entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 31.4% of Mr. Vreeland's total compensation.

Offer Letter, Retirement Agreement and Former Employment Agreement with James N. Harger

        James N. Harger, our former Chief Marketing Officer, retired from such position effective December 31, 2014 and transitioned to a new non-executive officer position with our Company as of January 1, 2015. In connection with this new position, we entered into the Harger Offer Letter with Mr. Harger, which provides that Mr. Harger receives, as compensation for his new position, an annual base salary of $200,000, is entitled to participate in the benefit programs generally available to the Company's employees, and is eligible for discretionary incentive compensation. Additionally, in connection with Mr. Harger's retirement, we entered into the Retirement Agreement with Mr. Harger, pursuant to which, among other things, Mr. Harger's former employment agreement with us was terminated in full, we agreed to pay Mr. Harger retirement compensation equal to (i) the amount to which Mr. Harger would have been entitled, under the terms of his former employment agreement, if he had been involuntarily terminated without cause or had voluntarily resigned for good reason, as described below under "—Potential Payments Upon Termination or Change in Control", plus (ii) the amount of Mr. Harger's cash bonus under our 2014 performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Cash Bonuses—2014 Performance-Based Cash Bonus Plan," and Mr. Harger agreed to a release of claims (subject to his statutory rights).

        Prior to its termination pursuant to the terms of the Retirement Agreement, our amended and restated employment agreement with Mr. Harger had a term ending on December 31, 2015, and was to renew thereafter for consecutive one-year periods unless either party gave written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Harger was entitled to a base salary of no less than $287,500, and his base salary for 2014 was $524,528. Pursuant to the agreement, Mr. Harger was eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Harger was also eligible to participate in any and all plans providing general benefits to our management level employees. Under certain circumstances upon a termination of Mr. Harger's employment, he was entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 35.7% of Mr. Harger's total compensation.

Employment Agreement with Mitchell W. Pratt

        We have entered an amended and restated employment agreement with Mitchell W. Pratt, our Chief Operating Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one-year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Pratt is entitled to a base salary of no less than $280,000, and his current base salary for 2015 is $481,268. Pursuant to the agreement, Mr. Pratt is eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Pratt is also eligible to participate in any and all plans providing general benefits to our management level employees. Under certain circumstances upon a termination of Mr. Pratt's employment, he is entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 64.6% of Mr. Pratt's total compensation.

Employment Agreement with Barclay F. Corbus

        We have entered an employment agreement with Barclay F. Corbus, our Senior Vice President, Strategic Development. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one-year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Corbus is entitled to a base salary of no less than $286,000, and his current base salary for 2015 is $443,415. Pursuant to the agreement, Mr. Corbus is eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Corbus is also eligible to participate in any and all plans providing general benefits to our management level employees. Under certain circumstances upon a termination of Mr. Corbus's employment, he is entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 67.9% of Mr. Corbus's total compensation.

Employment Agreement with Peter J. Grace

        We have entered an employment agreement with Peter J. Grace, our Senior Vice President, Sales and Finance. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one-year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Grace is entitled to a base salary of no less than $350,000, and his current base salary for 2015 is $360,500. Pursuant to the agreement, Mr. Grace is eligible for an annual performance bonus under our performance-based cash bonus plan, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2014 Performance-Based Cash Bonus Plan." Mr. Grace is also eligible to participate in any and all plans providing general benefits to our management level employees. Under certain circumstances upon a termination of Mr. Grace's employment, he is entitled to the compensation and benefits described below under "—Potential Payments Upon Termination or Change in Control." For our 2014 fiscal year, salary and non-incentive plan bonus was 74.2% of Mr. Grace's total compensation.

Pension Benefits, Non-Qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our named executive officers in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for payments or other benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

        The tables and narrative below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon voluntary termination, voluntary termination for good reason, involuntary not-for-cause termination, for cause termination, a change in control, termination following a change in control and in the event of disability or death of our named executive officers is shown in tabular format below. The amounts shown in the tables assume that such termination was effective as of December 31, 2014, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to our named executive officers upon their termination. The actual amounts that would be paid out can only be determined at the time of a named executive officer's separation with our Company. On December 31, 2014, the closing price of our common stock was $5.00 per share.

        Regardless of the manner in which the employment of a named executive officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned, to the extent vested, based on the amount of time the executive was employed by the Company;

  •
  equity awarded pursuant to our 2002 Plan and 2006 Plan, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

        In addition, the PVUs held by the named executive officers are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a "change in control," as defined in the 2006 Plan , prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle.

Andrew J. Littlefair

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our President and Chief Executive Officer, Andrew J. Littlefair. If we terminate Mr. Littlefair's employment without "cause," or if Mr. Littlefair terminates his employment for "good reason" or for any reason within one year after a "change in control," each as defined in his employment agreement, then he is entitled to a lump-sum payment of 150% of his base salary plus 150% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. If we terminate his employment without cause within one year after a change in control, then he is entitled to a lump-sum payment of 200% of his base salary plus 200% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. At December 31, 2014, Mr. Littlefair's annual base salary was $778,680 and his prior-year bonus under the performance-based cash bonus plan was $521,640. If his employment is terminated for cause, we are entitled to repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him.

Mr. Littlefair's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Littlefair's employment agreement, (i) "cause" means (1) Mr. Littlefair committing a material act of dishonesty against our Company, (2) Mr. Littlefair being convicted of a felony involving moral turpitude or (3) Mr. Littlefair committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under the employment agreement; (ii) "good reason" means Mr. Littlefair resigning from his employment after the Company has materially diminished either Mr. Littlefair's duties or his base salary, provided that Mr. Littlefair has notified the Company in writing of such material diminishment within 90 days after its initial existence and the Company has not remedied or cured it within 45 days thereafter; and (iii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Littlefair's options and RSUs that are outstanding on the date that immediately precedes the change in control will become immediately vested and, if applicable, exercisable on that date, (ii) if the change in control occurs prior to the Termination Date for the 2012 PVUs, then 100% of Mr. Littlefair's 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40, and (iii) if the change in control occurs prior to the Termination Date for the 2014 PVUs, then 100% of Mr. Littlefair's 2014 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $16.11.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,950,480	$1,950,480	$0	$0	$1,950,480	$2,600,640	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$10,448	$10,448	$0	$0	$10,448	$10,448	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$2,518,165	$0	$0	$0	$2,518,165	$2,518,165
PVU Vesting(2)	$0	$0	$0	$0	$0	$0	$0	$1,536,310	$1,536,310
RSU Vesting(3)	$0	$0	$151,260	$0	$151,260	$0	$0	$151,260	$151,260

Total:	$0	$1,960,928	$2,112,188	$2,518,165	$151,260	$1,960,928	$2,611,088	$4,205,735	$4,205,735

(1)
Assumes a fair market value of $5.00 per share, the closing price of our common stock on December 31, 2014. Mr. Littlefair held 503,633 shares of common stock on December 31, 2014.

(2)
At December 31, 2014, the "Time Vested Percentage" of the 2012 PVUs was 72.91%, or 291,640 shares, and the "Time Vested Percentage" of the 2014 PVUs was 20.83%, or 15,622 shares. The amounts in this row were determined by multiplying the 291,640 shares and the 15,622 shares by $5.00, the closing price of the Company's common stock on December 31, 2014. In light of the closing price of our common stock on December 31, 2014, this row assumes that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs.

(3)
At December 31, 2014, Mr. Littlefair held 30,252 RSUs that has not vested. The terms of the RSUs provide that all unvested RSUs will be forfeited if Mr. Littlefair's employment with the Company is terminated by the Company for cause (as defined in his employment agreement) or voluntarily by Mr. Littlefair prior to their vesting date, and that all unvested RSUs will vest in full if Mr. Littlefair's employment is terminated by the Company without cause (as defined in his employment agreement) or if Mr. Littlefair ceases to be an employee due to death or disability prior to their vesting date.

Robert M. Vreeland

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Financial Officer, Robert M. Vreeland. If we terminate Mr. Vreeland's employment without "cause," as defined in the Vreeland Offer Letter, then he is entitled to a lump-sum payment of $50,000. The Vreeland Offer Letter conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Vreeland's employment agreement, (i) "cause" means any termination for: dishonesty; conviction of embezzlement, fraud or other conduct which would constitute a felony; willful unauthorized disclosure of confidential information; failure, neglect of or refusal to substantially perform the duties of employment; or any other act or omission which is a material breach of the Company's policies regarding employment practices or applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then as provided by the 2006 Plan, all of Mr. Vreeland's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$0	$50,000	$0	$0	$0	$0	$0	$0

Total:	$0	$0	$50,000	$0	$0	$0	$0	$0	$0

Richard R. Wheeler

        Mr. Wheeler voluntarily resigned from his employment with us effective November 3, 2014. In connection with such resignation and pursuant to the terms of the Separation Agreement, we paid Mr. Wheeler a lump-sum cash severance payment of $550,000, conditioned upon Mr. Wheeler's execution and delivery of, and failure to revoke within a specified period, a release in favor of the Company. The following table shows the payments made to Mr. Wheeler in connection with his resignation in 2014.

Benefit and Payments Pursuant to Separation Agreement	Voluntary Resignation
Cash Severance Payment:	$550,000

Total:	$550,000

James N. Harger

        Mr. Harger voluntarily retired from his position as our Chief Marketing Officer effective December 31, 2014 and transitioned to a new non-executive officer position with our Company. In connection with such retirement and pursuant to the terms of the Retirement Agreement, we paid Mr. Harger retirement compensation as shown in the following table, equal to (i) the amount to which Mr. Harger would have been entitled, under the terms of his former employment agreement, if he had been involuntarily terminated without cause or had voluntarily resigned for good reason, plus (ii) the amount of Mr. Harger's cash bonus under our 2014 performance-based cash bonus plan, conditioned upon Mr. Harger's execution and delivery of, and failure to revoke within a specified period, a release in favor of the Company.

        The following table also shows the potential cash payments upon termination and/or a change in control of the Company for Mr. Harger, assuming he had remained our Chief Marketing Officer. If we terminated Mr. Harger's employment without "cause," or if Mr. Harger terminated his employment for "good reason" or for any reason within one year after a "change in control," each as defined in his former employment agreement, then he would have been entitled to a lump-sum payment of 150% of his base salary plus 150% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. If we terminated his employment without cause within one year after a change in control, then he would have been entitled to a lump-sum payment of 200% of his base salary plus 200% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. At December 31, 2014, Mr. Harger's annual base salary was $524,528 and his prior-year bonus under the performance-based cash bonus plan was $331,013. If his employment had been terminated for cause, then we would have been entitled to repurchase all or a portion of our stock owned by him. If his employment had been terminated because of death or disability, then we would have been required to repurchase all of our stock owned by him. Mr. Harger's former employment agreement conditioned our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Harger's former employment agreement, (i) "cause" means (1) Mr. Harger committing a material act of dishonesty against our Company, (2) Mr. Harger being convicted of a felony involving moral turpitude or (3) Mr. Harger committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under his employment agreement; (ii) "good reason" means Mr. Harger resigning from his employment after the Company has materially diminished either Mr. Harger's duties or his base salary, provided that Mr. Harger has notified the Company in writing of such material diminishment within 90 days after its initial existence and the Company has not remedied or cured it within 45 days thereafter; and (iii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company had experienced a "change in control," as defined in the 2006 Plan, as of December 31, 2014, then (i) as provided by the 2006 Plan, all of Mr. Harger's options that were outstanding on the date that immediately preceded the change in control would have become immediately exercisable on that date, (ii) if the change in control occurred prior to the Termination Date for the 2012 PVUs, then 100% of Mr. Harger's 2012 PVUs would have vested, provided that the per share consideration received by holders of common stock in connection with such change in control equaled or exceeded $20.40 and (iii) if the change in control occurred prior to the Termination Date for the 2014 PVUs, then 100% of Mr. Harger's 2014 PVUs would have vested, provided that the per share consideration received by holders of common stock in connection with such change in control equaled or exceeded $16.11.

		Terms of Former Employment Agreement
Benefit and Payments	Terms of Retirement Agreement	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$1,694,410	$0	$1,283,311	$1,283,311	$0	$0	$1,283,311	$1,711,082	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$0	$10,449	$10,449	$0	$0	$10,449	$10,449	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$1,884,640	$0	$0	$0	$1,884,640	$1,884,640
PVU Vesting(2)	$0	$0	$0	$0	$0	$0	$0	$0	$911,365	$911,365

Total:	$1,694,410	$0	$1,293,760	$1,293,760	$1,884,640	$0	$1,293,760	$1,721,531	$2,796,005	$2,796,005

(1)
Assumes a fair market value of $5.00 per share, the closing price of our common stock on December 31, 2014. Mr. Harger held 376,928 shares of common stock on December 31, 2014.

(2)
At December 31, 2014, the "Time Vested Percentage" of the 2012 PVUs was 72.91%, or 171,338 shares, and the "Time Vested Percentage" of the 2014 PVUs was 20.83%, or 10,935 shares. The amounts in this row were determined by multiplying the 171,338 shares and the 10,935 shares by $5.00, the closing price of the Company's common stock on December 31, 2014. In light of the closing price of our common stock on December 31, 2014, this row assumes that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs.

Mitchell W. Pratt

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt. If we terminate Mr. Pratt's employment without "cause," or if Mr. Pratt terminates his employment for "good reason" or for any reason within one year after a "change in control," each as defined in his employment agreement, then he is entitled to a lump-sum payment of 150% of his base salary plus 150% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plan for one year. If we terminate his employment without cause within one year after a change in control, then he is entitled to a lump-sum payment of 200% of his base salary plus 200% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. At December 31, 2014, Mr. Pratt's annual base salary was $481,268 and his prior-year bonus under the performance-based cash bonus plan was $221,944. If his employment is terminated for cause, then we are entitled to repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, then we must repurchase all of our stock owned by him. Mr. Pratt's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Pratt's employment agreement, (i) "cause" means (1) Mr. Pratt committing a material act of dishonesty against our Company, (2) Mr. Pratt being convicted of a felony involving moral turpitude or (3) Mr. Pratt committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under his employment agreement; (ii) "good reason" means Mr. Pratt's resigning from his employment after the Company has materially diminished either Mr. Pratt's duties or his base salary, provided that Mr. Pratt has notified the Company in writing of such material diminishment within 90 days after its initial existence and the Company has not remedied or cured it within 45 days thereafter; and (iii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Pratt's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, (ii) if the change in control occurs prior to the Termination Date for the 2012 PVUs, then 100% of Mr. Pratt's 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40, and (iii) if the change in control occurs prior to the Termination Date for the 2014 PVUs, then 100% of Mr. Pratt's 2014 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $16.11.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,054,818	$1,054,818	$0	$0	$1,054,818	$1,406,424	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$10,448	$10,448	$0	$0	$10,448	$10,448	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$609,485	$0	$0	$0	$609,485	$609,485
PVU Vesting(2)	$0	$0	$0	$0	$0	$0	$0	$833,250	$833,250

Total:	$0	$1,065,266	$1,065,266	$609,485	$0	$1,065,266	$1,416,872	$1,442,735	$1,442,735

(1)
Assumes a fair market value of $5.00 per share, the closing price of our common stock on December 31, 2014. Mr. Pratt held 121,897 shares of common stock on December 31, 2014.

(2)
At December 31, 2014, the "Time Vested Percentage" of the 2012 PVUs was 72.91%, or 156,756 shares, and the "Time Vested Percentage" of the 2014 PVUs was 20.83%, or 9,894 shares. The amounts in this row were determined by multiplying the 156,756 shares and the 9,894 shares by $5.00, the closing price of the Company's common stock on December 31, 2014. In light of the closing price of our common stock on December 31, 2014, this row assumes that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs.

Barclay F. Corbus

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President of Strategic Development, Barclay F. Corbus. If we terminate Mr. Corbus's employment without "cause," or if Mr. Corbus terminates his employment for "good reason" or for any reason within one year after a "change in control," each as defined in his employment agreement, then he is entitled to a lump-sum payment of 150% of his base salary plus 150% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. If we terminate his employment without cause within one year after a change in control, then he is entitled to a lump-sum payment of 200% of his base salary plus 200% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. At December 31, 2014, Mr. Corbus's annual base salary was $443,415 and his prior-year bonus under the performance-based cash bonus plan was $204,369. Mr. Corbus's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Corbus's employment agreement, (i) "cause" means

(1) Mr. Corbus committing a material act of dishonesty against our Company, (2) Mr. Corbus being convicted of a felony involving moral turpitude or (3) Mr. Corbus committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under his employment agreement; (ii) "good reason" means Mr. Corbus's resigning from his employment after the Company has materially diminished either Mr. Corbus's duties or his base salary, provided that Mr. Corbus has notified the Company in writing of such material diminishment within 90 days after its initial existence and the Company has not remedied or cured it within 45 days thereafter; and (iii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Corbus's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, (ii) if the change in control occurs prior to the Termination Date for the 2012 PVUs, then 100% of Mr. Corbus's 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40 and (iii) if the change in control occurs prior to the Termination Date for the 2014 PVUs, then 100% of Mr. Corbus' 2014 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $16.11.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$971,676	$971,676	$0	$0	$971,676	$1,295,568	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$10,448	$10,448	$0	$0	$10,448	$10,448	$0	$0
PVU Vesting(1)	$0	$0	$0	$0	$0	$0	$0	$768,155	$768,155

Total:	$0	$982,124	$982,124	$0	$0	$982,124	$1,306,016	$768,155	$768,155

(1)
At December 31, 2014, the "Time Vested Percentage" of the 2012 PVUs was 72.91%, or 145,820 shares, and the "Time Vested Percentage" of the 2014 PVUs was 20.83%, or 7,811 shares. The amounts in this row were determined by multiplying the 145,820 shares and the 7,811 shares by $5.00, the closing price of the Company's common stock on December 31, 2014. In light of the closing price of our common stock on December 31, 2014, this row assumes that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs.

Peter J. Grace

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President, Sales and Finance, Peter J. Grace. If we terminate Mr. Grace's employment without "cause," or if Mr. Grace terminates his employment for "good reason" or for any reason within one year after a "change in control," each as defined in his employment agreement, then he is entitled to a lump-sum payment of 150% of his base salary plus 150% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. If we terminate his employment without cause within one year after a change in control, then he is entitled to a lump-sum payment of 200% of his base salary plus 200% of his previous year's annual cash bonus under our performance-based cash bonus plan and continued participation in medical and related benefit plans for one year. At December 31, 2014, Mr. Grace's annual base salary was $360,500 and his prior-year bonus under the performance-based cash bonus plan was $166,250. Mr. Grace's employment agreement conditions our payment of any severance benefits thereunder upon his execution and delivery of, and failure to revoke within a specified period, a release of all known and unknown claims in favor of the Company. For purposes of Mr. Grace's employment agreement, (i) "cause" means (1) Mr. Grace committing a material act of dishonesty against our Company, (2) Mr. Grace being convicted of a felony involving moral turpitude or (3) Mr. Grace committing a material breach of his confidentiality, trade secret, non-solicitation or invention obligations under his employment agreement; (ii) "good reason" means Mr. Grace's resigning from his employment after the Company has materially diminished either Mr. Grace's duties or his base salary, provided that Mr. Grace has notified the Company in writing of such material diminishment within 90 days after its initial existence and the Company has not remedied or cured it within 45 days thereafter; and (iii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        In addition, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) as provided by the 2006 Plan, all of Mr. Grace's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, (ii) if the change in control occurs prior to the Termination Date for the 2012 PVUs, then 100% of Mr. Grace's 2012 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $20.40 and (iii) if the change in control occurs prior to the Termination Date for the 2014 PVUs, then 100% of Mr. Grace' 2014 PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such change in control equals or exceeds $16.11.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Voluntary Termination within One Year after a Change in Control	Involuntary Not For Cause Termination within One Year after a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$790,125	$790,125	$0	$0	$790,125	$1,053,500	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$10,449	$10,449	$0	$0	$10,449	$10,449	$0	$0
PVU Vesting(1)	$0	$0	$0	$0	$0	$0	$0	$436,155	$436,155

Total:	$0	$800,574	$800,574	$0	$0	$800,574	$1,063,949	$436,155	$436,155

(1)
At December 31, 2014, the "Time Vested Percentage" of the 2012 PVUs was 72.91%, or 80,201 shares, and the "Time Vested Percentage" of the 214 PVUs was 20.83%, or 7,030 shares. The amounts in this row were determined by multiplying the 80,201 and 7,030 shares by $5.00, the closing price of the Company's common stock on December 31, 2014. In light of the closing price of our common stock on December 31, 2014, this row assumes that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs.

Overview of Director Compensation

        We use cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company, as well as the experience and skill level required of the members of the Board. We have also awarded compensation to individual non-employee directors in recognition of outstanding service or efforts on the Company's behalf. Directors who are our employees receive no additional compensation for their services as directors.

Cash Compensation Paid to Non-Employee Board Members

        We pay the following cash compensation to our non-employee directors:

  •
  Except for Messrs. Mitchell and Miller, all of our non-employee directors are paid $60,000 per year.

  •
  In recognition of the additional responsibilities of Mr. Miller, Chair of the audit committee, and Mr. Mitchell, Chairman of the Board, Mr. Miller is paid $70,000 per year and Mr. Mitchell is paid $120,000 per year; provided that in February 2015 Mr. Mitchell voluntarily elected to reduce his annual cash compensation to $108,000.

Stock-Based Incentive Compensation

        From time to time, and typically on an annual basis, we award stock options to non-employee directors; provided that the determination as to which directors receive awards, as well as the timing and the amount of any such awards, is discretionary. See the footnotes to the Director Compensation table below for information about the outstanding stock options held by our directors at December 31, 2014.

2014 Director Compensation

        The following table summarizes the compensation we paid to directors who are not employees of our Company for the fiscal year ended December 31, 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
Warren I. Mitchell, Chairman(3)	120,000	188,302	308,302
John S. Herrington(4)	60,000	188,302	248,302
James C. Miller III(5)	70,000	188,302	258,302
Boone Pickens(6)	60,000	188,302	248,302
Kenneth M. Socha(7)	60,000	188,302	248,302
Vincent C. Taormina(8)	60,000	188,302	248,302
James E. O'Connor(9)	60,000	188,302	248,302
Stephen A. Scully(10)	60,000	188,302	248,302

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
On February 2, 2014, each of our non-employee directors was granted a stock option to purchase up to 20,000 shares of our common stock at an exercise price of $11.93 per share. On December 1, 2014, each of our non-employee directors was granted a stock option to purchase up to 20,000 shares of our common stock at an exercise price of $5.54 per share. The amounts listed in this column reflect the grant date fair values of the stock option awards calculated in accordance with FASB ASC 718. For a discussion regarding the valuation model and assumptions used to calculate the fair value of these stock option awards, see note 11 to the consolidated financial statements included in the Annual Report.

(3)
As of December 31, 2014, Mr. Mitchell had fully vested and outstanding options to purchase the following: 72,500 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Mitchell had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(4)
As of December 31, 2014, Mr. Herrington had fully vested and outstanding options to purchase the following: 80,000 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Herrington had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(5)
As of December 31, 2014, Mr. Miller had fully vested and outstanding options to purchase the following: 8,250 shares at an exercise price of $15.27, 17,145 shares at an exercise price of $5.09, 12,961 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Miller had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(6)
As of December 31, 2014, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09, 86,103 shares at an exercise price of $6.33, 400,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Pickens had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(7)
As of December 31, 2014, Mr. Socha had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Socha had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(8)
As of December 31, 2014, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. Taormina had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(9)
As of December 31, 2014, Mr. O'Connor had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09. As of December 31, 2014, Mr. O'Connor had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

(10)
As of December 31, 2014, Mr. Scully had no fully vested and outstanding options. As of December 31, 2014, Mr. Scully had outstanding unvested options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54.

Stock Incentive Plans

2002 Stock Option Plan

        Our Board adopted our 2002 Plan in December 2002. Our stockholders have approved the plan and all material amendments. Upon the closing of our initial public offering, the share reserve available for grant under the 2002 Plan was cancelled and all new grants since then have been made under our 2006 Plan, described below. If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will be available for grant under the 2006 Plan.

  Administration

        The 2002 Plan may be administered by the Board or a committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to determine the fair market value of the common stock,

  •
  to determine the terms and conditions of any options, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option,

  •
  to reduce the exercise price of any option to the then current fair market value if the fair market value of the optioned stock has declined since the date of grant of that option,

  •
  to delegate to others responsibilities to assist in administering the 2002 Plan, and

  •
  to construe and interpret the terms of the 2002 Plan and option agreements and other documentation related to the 2002 Plan.

  Eligibility

        Effective upon the closing of our initial public offering, we may no longer grant new options under the 2002 Plan.

  Options

        With respect to options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Unless the administrator determines otherwise, unvested shares typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

  Adjustments Upon Change in Control

        The 2002 Plan provides that in the event of a "change in control," as defined in the 2002 Plan, our Company and the successor corporation, if any, may agree:

  •
  that all options outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, with the 2002 Plan terminating upon the date of the change in control (with 21 days prior written notice to the optionees),

  •
  to terminate the 2002 Plan and cancel all outstanding options effective as of the date of the change in control, and either (1) provide 21 days prior written notice to optionees so that the optionees can exercise options that are otherwise exercisable at that time, (2) replace such options with comparable options in the successor corporation or parent thereof, or (3) deliver to each optionee the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares underlying the option, or

  •
  that the successor corporation or its parent will assume the 2002 Plan and all outstanding options effective as of the date of the change in control.

  Amendment and Termination

        The administrator has the authority to amend, suspend or discontinue the 2002 Plan, subject to the approval of the stockholders in the case of certain amendments. No amendment, suspension or discontinuation will impair the rights of any option, unless agreed to by the optionee.

Amended and Restated 2006 Equity Incentive Plan

        Our 2006 Plan was adopted by our Board and approved by our stockholders in May 2009. Under the 2006 Plan, at December 31, 2014, 18,890,500 shares of common stock were authorized for issuance and 779,127 shares were available for grants of future awards. By the terms of the 2006 Plan, the number of shares authorized for issuance under the 2006 Plan increased by 1,000,000 on January 1, 2015. The number of shares reserved for issuance under the 2006 Plan increases automatically, without the need for further Board or stockholder approval, on the first day of each of our fiscal years (up through January 1, 2016) by the lesser of (1) 15% of our outstanding common stock on the last day of the immediately preceding fiscal year, (2) 1,000,000 shares of common stock, or (3) such lesser number of shares as may be determined by the Board.

        If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will become available for grant under the 2006 Plan.

  Share Limit

        No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

  Administration

        The 2006 Plan is to be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  to determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  to determine the number of shares that are covered by options, stock awards, and stock appreciation rights and the terms of the related agreements,

  •
  to determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether an option is a non-statutory stock option or an incentive stock option, and

  •
  to construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

  Eligibility

        The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Nonstatutory stock options and other stock based awards may be granted to employees, non-employee directors, advisors and consultants.

  Vesting

        Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, we expect that options (other than the initial option grants) and stock awards (other than initial stock awards) will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the grantee is then in service to the Company.

  Adjustments Upon Change in Control

        The 2006 Plan provides that in the event of a "change in control," as defined in the 2006 Plan, all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award agreement.

  Amendment and Termination

        The plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

  U.S. Tax Consequences Relating to the 2006 Plan

        The federal tax rules applicable to awards under the 2006 Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Restricted stock is also governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the Code affects taxation of awards to employees, but does not affect our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date. It is the Company's intent that all awards granted under the 2006 Plan comply with Section 409A of the Code.

        As described above, awards granted under the 2006 Plan may qualify as "performance based compensation" under Section 162(m) of the Code. To qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2006 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock settled stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more "outside directors."

Employee Stock Purchase Plan

        The ESPP was adopted by the Board in February 2013 and approved by our stockholders in May 2013. Under the ESPP, eligible employees may authorize payroll deductions of eligible compensation for the purchase of common stock during each purchase period.

  Administration

        The compensation committee serves as the administrator of the ESPP, and as such has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP.

  Shares Available Under the ESPP

        A total of 2,500,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

  Offering Periods

        The ESPP is implemented through two offering periods per calendar year, with each offering period lasting six months. The administrator of the ESPP may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

  Eligibility

        Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the ESPP, except that the ESPP administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, or has not been employed for such continuous period as the ESPP administrator may require (not to exceed two years). An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the ESPP administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

  Purchase Provisions

        Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the administrator of the ESPP per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period. On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

  Purchase Price

        The purchase price per share at which common stock is purchased on the participant's behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.

  Valuation

        The fair market value of the common stock on a given date is the closing sales price of the common stock on the NASDAQ Global Select Market as of such date.

  Special Limitations

        The ESPP imposes certain limitations upon a participant's right to acquire common stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

  Termination of Purchase Rights

        A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

  Assignability

        The purchase rights are not assignable or transferable (other than by will or the laws of descent and distribution) and are exercisable only by the participant.

  Corporate Transaction

        In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the ESPP administrator. In the event of "corporate transaction," as defined in the ESPP, during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the ESPP administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the ESPP administrator shortens the offering period then in progress to a new purchase date, the ESPP administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the ESPP administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

  Changes in Capitalization

        In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

  Amendment and Termination

        The administrator of the ESPP may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required. The ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

  U.S. Tax Consequences Relating to the ESPP

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or exercise of an outstanding purchase right.

        Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price and (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans at December 31, 2014.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options and rights	(b) Weighted average exercise price of outstanding options and rights		(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	14,078,053	$9.72	(1)	779,127
Equity compensation plans not approved by our stockholders	—	—		—

Total	14,078,053	$9.72		779,127

(1)
Excludes the 2012 PVUs and the 2014 PVUs and certain RSUs granted in September 2013 and December 2014, which have no associated exercise price.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The audit committee oversees our financial reporting process on behalf of the Board and operates pursuant to a charter that is available on our website at http://investors.cleanenergyfuels.com/corporate-governance.cfm. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements included in the Annual Report. The audit committee has also discussed with KPMG LLP matters required to be discussed by Auditing Standards No. 16 (as amended), "Communications with Audit Committees."

        Pursuant to the applicable independence requirements of the Public Company Accounting Oversight Board (United States), the audit committee has received the required written disclosures and letter from KPMG LLP and has discussed with KPMG LLP its independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in the Annual Report.

Audit Committee: James C. Miller III, Chairman John S. Herrington Stephen A. Scully Vincent C. Taormina

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Except as described below, since January 1, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we are or were a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of our common stock or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        Our audit committee charter requires that all related party transactions, as defined in Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, be reviewed and approved by our audit committee, in accordance with NASDAQ Marketplace Rule 5630. When evaluating such transactions, our audit committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's length basis from an unaffiliated third party. The policies and procedures for approving related party transactions are set forth in our audit committee charter, which was adopted in September 2006 and revised in December 2014. The Sublease, as defined and described below, was reviewed and approved by the audit committee in 2014 due to the involvement of one of our directors, Mr. Boone Pickens.

        In November 2014, we entered into a sublease ("Sublease") with Mr. Pickens, pursuant to which we occupy, as the sublessee under the Sublease, approximately 3,769 square feet of office space located in Dallas, Texas and leased by Mr. Pickens. The Sublease has a term of five years and provides that we will pay the following approximate amounts for rent, operating expenses and electric utilities in each year of such term: $115,000 in year one; $139,000 in year two; $142,000 in year three; $145,000 in year four and $147,000 in year five.

OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Clean Energy Fuels Corp., please refer to our Annual Report, which accompanies this Proxy Statement. Our Annual Report was filed with the SEC on February 26, 2015, and is publicly available on our website at http://investors.cleanenergyfuels.com/SEC.cfm. You may also obtain a copy by sending a written request to Investor Relations, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660.

By order of the Board,

MITCHELL W. PRATT
Corporate Secretary

Clean Energy Fuels Corp. 4675 MacArthur Court, Suite 800 Newport Beach, CA 92660

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR All of the following director
nominees:	☐	☐	☐
1. Election of Directors
Nominees

01 Andrew J. Littlefair	02 Warren I. Mitchell	03 John S. Herrington		04 James C. Miller III	05 James E. O’Connor
06 Boone Pickens	07 Stephen A. Scully	08 Kenneth M. Socha		09 Vincent C. Taormina

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2 Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐

3 Advisory, non-binding resolution to approve executive compensation.					☐	☐	☐

NOTE: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

0000238896_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

2015 Proxy-Clean Energy Fuels Corp.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Warren I. Mitchell and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the annual meeting of stockholders of Clean Energy Fuels Corp. to be held on Thursday, May 28, 2015 at 8:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 and “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE) Thank You For

Voting

Continued and to be signed on reverse side

0000238896_2     R1.0.0.51160

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS